EXHIBIT 99.2



         ---------------------------------------------------------------


                                 LOAN AGREEMENT


                          Dated as of January ___, 2006


                                 By and Between


                         WOODCREST ROAD ASSOCIATES, L.P.


                                       AND


                        WOODCREST ROAD URBAN RENEWAL, LLC


                                   as Borrower


                                       and


                      CITIGROUP GLOBAL MARKETS REALTY CORP.


                                    as Lender


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

                                TABLE OF CONTENTS


                                                                            PAGE

1.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION...................................1
     1.1      SPECIFIC DEFINITIONS.............................................1
     1.2      INDEX OF OTHER DEFINITIONS......................................13
     1.3      PRINCIPLES OF CONSTRUCTION......................................15
     1.4      DEFINITION OF BORROWER; JOINT AND SEVERAL LIABILITY.............15

2.   GENERAL LOAN TERMS.......................................................16
     2.1      THE LOAN........................................................16
     2.2      INTEREST; MONTHLY PAYMENTS......................................16
              2.2.1    GENERALLY..............................................16
              2.2.2    DEFAULT RATE...........................................16
              2.2.3    TAXES..................................................16
              2.2.4    NEW PAYMENT DATE.......................................17
     2.3      LOAN REPAYMENT..................................................17
              2.3.1    REPAYMENT..............................................17
              2.3.2    MANDATORY PREPAYMENTS..................................18
              2.3.3    DEFEASANCE.............................................18
              2.3.4    OPTIONAL PREPAYMENTS...................................20
     2.4      RELEASE OF PROPERTY.............................................20
              2.4.1    RELEASE ON DEFEASANCE..................................20
              2.4.2    RELEASE ON PAYMENT IN FULL.............................21
     2.5      PAYMENTS AND COMPUTATIONS.......................................21
              2.5.1    MAKING OF PAYMENTS.....................................21
              2.5.2    COMPUTATIONS...........................................21
              2.5.3    LATE PAYMENT CHARGE....................................21

3.   CASH MANAGEMENT AND RESERVES.............................................21
     3.1      CASH MANAGEMENT ARRANGEMENTS....................................21
     3.2      INTENTIONALLY OMITTED...........................................22
     3.3      TAXES AND INSURANCE.............................................22
     3.4      INTENTIONALLY OMITTED...........................................22
     3.5      AMERICAN WATER LEASING RESERVE SUBACCOUNT.......................22
     3.6      OPERATING EXPENSE SUBACCOUNT....................................24
     3.7      CASUALTY/CONDEMNATION SUBACCOUNT................................25
     3.8      SECURITY DEPOSITS...............................................25
     3.9      CASH COLLATERAL SUBACCOUNT......................................25
     3.10     GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS................26
     3.11     PROPERTY CASH FLOW ALLOCATION.  ................................27
     3.12     INITIAL DEPOSITS INTO RESERVES.  ...............................27
     3.13     INITIAL LEASING RESERVE.........................................28


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                                                                            PAGE

     3.14     LEASE TERMINATION AND SPACE REDUCTION - LETTER OF CREDIT........31
     3.15     EDS RENEWAL.....................................................35

4.   REPRESENTATIONS AND WARRANTIES...........................................35
     4.1      ORGANIZATION; SPECIAL PURPOSE...................................35
     4.2      PROCEEDINGS; ENFORCEABILITY.....................................36
     4.3      NO CONFLICTS....................................................36
     4.4      LITIGATION......................................................36
     4.5      AGREEMENTS......................................................36
     4.6      TITLE...........................................................36
     4.7      NO BANKRUPTCY FILING............................................37
     4.8      FULL AND ACCURATE DISCLOSURE....................................38
     4.9      TAX FILINGS.....................................................38
     4.10     NO PLAN ASSETS..................................................38
     4.11     COMPLIANCE......................................................38
     4.12     CONTRACTS.......................................................39
     4.13     FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT.............39
     4.14     EASEMENTS; UTILITIES AND PUBLIC ACCESS..........................39
     4.15     PHYSICAL CONDITION..............................................40
     4.16     LEASES..........................................................40
     4.17     FRAUDULENT TRANSFER.............................................40
     4.18     OWNERSHIP OF BORROWER...........................................41
     4.19     PURCHASE OPTIONS................................................41
     4.20     MANAGEMENT AGREEMENT............................................41
     4.21     HAZARDOUS SUBSTANCES............................................41
     4.22     NAME; PRINCIPAL PLACE OF BUSINESS...............................42
     4.23     OTHER DEBT......................................................42
     4.24     INTENTIONALLY DELETED...........................................42
     4.25     RECYCLED ENTITY.................................................42
     4.26     GROUND LEASE AND SUBLEASE.......................................43
     4.27     PILOT AGREEMENT.................................................44
     4.28     BORROWER'S NOTE.................................................44

5.   COVENANTS................................................................44
     5.1      EXISTENCE.......................................................44
     5.2      TAXES AND OTHER CHARGES.........................................45
     5.3      ACCESS TO PROPERTY..............................................45
     5.4      REPAIRS; MAINTENANCE AND COMPLIANCE; ALTERATIONS................45
              5.4.1    REPAIRS; MAINTENANCE AND COMPLIANCE....................45
              5.4.2    ALTERATIONS............................................45
     5.5      PERFORMANCE OF OTHER AGREEMENTS.................................46
     5.6      COOPERATE IN LEGAL PROCEEDINGS..................................46
     5.7      FURTHER ASSURANCES..............................................46
     5.8      ENVIRONMENTAL MATTERS...........................................46


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                                                                            PAGE

              5.8.1    HAZARDOUS SUBSTANCES...................................46
              5.8.2    ENVIRONMENTAL MONITORING...............................47
     5.9      TITLE TO THE PROPERTY...........................................48
     5.10     LEASES..........................................................49
              5.10.1   GENERALLY..............................................49
              5.10.2   MATERIAL LEASES........................................49
              5.10.3   MINOR LEASES...........................................49
              5.10.4   ADDITIONAL COVENANTS WITH RESPECT TO LEASES............50
     5.11     ESTOPPEL STATEMENT..............................................51
     5.12     PROPERTY MANAGEMENT.............................................51
              5.12.1   MANAGEMENT AGREEMENT...................................51
              5.12.2   TERMINATION OF MANAGER.................................51
     5.13     SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY........................52
     5.14     ASSUMPTION IN NON-CONSOLIDATION OPINION.........................52
     5.15     CHANGE IN BUSINESS OR OPERATION OF PROPERTY.....................52
     5.16     DEBT CANCELLATION...............................................52
     5.17     AFFILIATE TRANSACTIONS..........................................52
     5.18     ZONING..........................................................52
     5.19     NO JOINT ASSESSMENT.............................................52
     5.20     PRINCIPAL PLACE OF BUSINESS.....................................53
     5.21     CHANGE OF NAME, IDENTITY OR STRUCTURE...........................53
     5.22     INDEBTEDNESS....................................................53
     5.23     LICENSES........................................................53
     5.24     COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC......................54
     5.25     ERISA...........................................................54
     5.26     TRANSFERS.......................................................54
              5.26.1   GENERALLY..............................................54
              5.26.2   INTENTIONALLY DELETED..................................54
              5.26.3   TRANSFER AND ASSUMPTION................................54
     5.27     LIENS...........................................................56
     5.28     DISSOLUTION.....................................................57
     5.29     EXPENSES........................................................57
     5.30     INDEMNITY.......................................................57
     5.31     INTENTIONALLY DELETED...........................................58
     5.32     INTENTIONALLY DELETED...........................................58
     5.33     PATRIOT ACT COMPLIANCE..........................................59
     5.34     GROUND LEASE; AND SUBLEASE......................................59
     5.35     LANDLORD'S BANKRUPTCY...........................................61
     5.36     BORROWER'S (TENANT'S) BANKRUPTCY................................62
     5.37     PILOT AGREEMENT. ...............................................62
     5.38     BORROWER'S NOTE.................................................64

6.   NOTICES AND REPORTING....................................................64
     6.1      NOTICES.........................................................64
     6.2      BORROWER NOTICES AND DELIVERIES.................................64
     6.3      FINANCIAL REPORTING.............................................64
              6.3.1    BOOKKEEPING............................................64


                                      iii
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                                                                            PAGE

              6.3.2    ANNUAL REPORTS.........................................65
              6.3.3    MONTHLY/QUARTERLY REPORTS..............................65
              6.3.4    OTHER REPORTS..........................................66
              6.3.5    ANNUAL BUDGET..........................................66

7.   INSURANCE; CASUALTY; AND CONDEMNATION....................................66
     7.1      INSURANCE.......................................................66
              7.1.1    COVERAGE...............................................66
              7.1.2    POLICIES...............................................69
     7.2      CASUALTY........................................................70
              7.2.1    NOTICE; RESTORATION....................................70
              7.2.2    SETTLEMENT OF PROCEEDS.................................70
     7.3      CONDEMNATION....................................................71
              7.3.1    NOTICE; RESTORATION....................................71
              7.3.2    COLLECTION OF AWARD....................................71
     7.4      APPLICATION OF PROCEEDS OR AWARD................................71
              7.4.1    APPLICATION TO RESTORATION.............................72
              7.4.2    APPLICATION TO DEBT....................................72
              7.4.3    PROCEDURE FOR APPLICATION TO RESTORATION...............73

8.   DEFAULTS.................................................................73
     8.1      EVENTS OF DEFAULT...............................................73
     8.2      REMEDIES........................................................75
              8.2.1    ACCELERATION...........................................75
              8.2.2    REMEDIES CUMULATIVE....................................75
              8.2.3    SEVERANCE..............................................76
              8.2.4    DELAY..................................................76
              8.2.5    LENDER'S RIGHT TO PERFORM..............................76

9.   SPECIAL PROVISIONS.......................................................77
     9.1      SALE OF NOTE AND SECONDARY MARKET TRANSACTION...................77
              9.1.1    GENERAL; BORROWER COOPERATION..........................77
              9.1.2    USE OF INFORMATION.....................................78
              9.1.3    BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS....78
              9.1.4    BORROWER INDEMNITY REGARDING FILINGS...................78
              9.1.5    INDEMNIFICATION PROCEDURE..............................79
              9.1.6    CONTRIBUTION...........................................79
              9.1.7    SEVERANCE OF LOAN......................................80
     9.2      COSTS AND EXPENSES..............................................80
     9.3      CONDOMINIUM PROVISIONS..........................................80
     9.4      MEZZANINE LOAN..................................................80
     9.5      LETTERS OF CREDIT...............................................83

10.  MISCELLANEOUS............................................................86
     10.1     EXCULPATION.....................................................86
     10.2     BROKERS AND FINANCIAL ADVISORS..................................88


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                                                                            PAGE

     10.3     RETENTION OF SERVICER...........................................88
     10.4     SURVIVAL........................................................88
     10.5     LENDER'S DISCRETION.............................................88
     10.6     GOVERNING LAW...................................................88
     10.7     MODIFICATION, WAIVER IN WRITING.................................90
     10.8     TRIAL BY JURY...................................................90
     10.9     HEADINGS/EXHIBITS...............................................90
     10.10    SEVERABILITY....................................................90
     10.11    PREFERENCES.....................................................90
     10.12    WAIVER OF NOTICE................................................91
     10.13    REMEDIES OF BORROWER............................................91
     10.14    PRIOR AGREEMENTS................................................91
     10.15    OFFSETS, COUNTERCLAIMS AND DEFENSES.............................91
     10.16    PUBLICITY.......................................................91
     10.17    NO USURY........................................................92
     10.18    CONFLICT; CONSTRUCTION OF DOCUMENTS.............................92
     10.19    NO THIRD PARTY BENEFICIARIES....................................92
     10.20    YIELD MAINTENANCE PREMIUM.......................................92
     10.21    ASSIGNMENT......................................................93
     10.22    BORROWER'S DESIGNEE.............................................93
     10.23    INTENTIONALLY OMITTED...........................................93
     10.24    SET-OFF.........................................................93
     10.25    COUNTERPARTS....................................................94

                                 LOAN AGREEMENT

        LOAN AGREEMENT dated as of January ___, 2006 (as the same may be modified, supplemented, amended or otherwise changed, this "AGREEMENT") by and among Woodcrest Road Urban Renewal, LLC, a New Jersey limited liability company ("BEHRINGER LLC") and Woodcrest Road Associates, L.P., a Pennsylvania limited partnership ("BEHRINGER LP" and, together with Behringer LLC, individually and collectively as set forth in Section 1.4 below, the "BORROWER"), having an office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, "LENDER").

1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        1.1 SPECIFIC DEFINITIONS. The following terms have the meanings set forth below:

                ACCEPTABLE LETTER OF CREDIT: shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one with a stated expiration date at least thirty
(30) Business Days after the Stated Maturity Date, or having a stated expiration date not less than one year after its date of issuance, provided that such initially issued Acceptable Letter of Credit, or any renewal thereof, is renewed or substituted by an Acceptable Letter of Credit satisfying all of the conditions of this definition at least thirty (30) days prior to the date on which the Acceptable Letter of Credit, or any renewal thereof, is scheduled to expire) in favor of Lender and entitling Lender to draw thereon in New York, New York, or Chicago, Illinois, issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, and otherwise in form and substance reasonably acceptable to Lender. If at any time the bank issuing any such Acceptable Letter of Credit shall cease to be an Approved Bank, Lender shall have the right after twenty (20) Business Days notice thereof to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof unless the Borrower shall have delivered to Lender a replacement Acceptable Letter of Credit prior to such draw down.

                ACCEPTABLE MEZZANINE LENDER: means (i) any Person satisfying the definition of "Qualified Transferee" (or any successor term) under clause (ii) (or such corresponding subsection of any successor term) of the definition of "Qualified Transferee" set forth in the form Intercreditor Agreement attached as Appendix VI to the Standard & Poor's U.S. CMBS Legal and Structural Finance Criteria published May 1, 2003, as the same may have been amended or modified prior to the date of the Mezzanine Loan, based on the default values for minimum total assets and capital/statutory surplus or shareholders' equity included in the definition of "Eligibility Requirements" in such publication (or any successor term) or (ii) any other Person that has been approved by Lender acting reasonably, and provided, however, in the case of each of the foregoing clauses
(i) and (ii), that if the Mezzanine Loan is made after the occurrence of a Secondary Market Transaction, such Person (1) was identified to the applicable Rating Agencies as the proposed lender in connection with the request for a Rating Comfort Letter referred to in Section 9.4(c), or (2) has otherwise been approved in writing by the applicable Rating Agencies.

                ADVANCE: any portion of the Principal advanced by Lender to Borrower.

                AFFILIATE: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                AMERICAN WATER: American Water Works Service Company and its successors and assigns.

                AMERICAN WATER LEASE: that certain Office Space Lease dated September 6, 2005 by and between American Water as tenant and Behringer LP as landlord, as amended and assigned from time to time.

                AMERICAN WATER SPACE: the space leased to American Water under the American Water Lease.

                AMORTIZATION COMMENCEMENT DATE: February 11, 2011, as such date may be changed in accordance with Section 2.2.4.

                APPROVED BANK: shall mean a bank, the long term unsecured debt obligations of which are rated at least "AA" by S&P and its successors, and the equivalent by Fitch, Inc. and its successors and Moody's Investors Services, Inc. and its successors (unless Lender approves in writing a financial institution other than a bank or a lower rating, in each case in Lender's sole and absolute discretion).

                APPROVED CAPITAL EXPENSES: Capital Expenses incurred by Borrower, provided that during a Cash Trap Period, such Capital Expenses shall either be (i) included in the total Approved Capital Budget or (ii) approved by Lender.

                APPROVED LEASING EXPENSES: actual out-of-pocket expenses incurred by Borrower in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions (including those paid pursuant to the Management Agreement) and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

                APPROVED OPERATING EXPENSES: during a Cash Trap Period, operating expenses incurred by Borrower which (i) are within 105% of the total amounts included in the Approved Operating Budget for the current calendar month (or for unpaid operating expenses included in the Approved Operating Budget for prior calendar months); provided that, for purposes hereof, operating expenses in such Approved Operating Budget shall be deemed to be increased from the amounts in the applicable Approved Operating Budget to the extent that such increased amounts are at least equal to an increase in operating revenues from the amounts in such Approved Operating Budget or directly relate to variances in occupancy levels or emergencies or unforeseen circumstances, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees payable to Manager under the Management Agreement, such amounts not to exceed 4% of the monthly Rents (excluding however any asset management fees payable by Borrower to Manager pursuant to the Management Agreement; provided, however, the foregoing 4% limitation shall not be deemed to preclude Borrower from paying any such asset management fees pursuant to the terms of the Management Agreement from their own funds) or (iv) have been approved by Lender, acting in a commercially reasonably manner. Notwithstanding the foregoing, nothing herein shall be deemed to preclude Borrower from paying any asset management fee (over and above the amount set forth above) pursuant to the terms of the Management Agreement from their own funds.

                AUTHORITY: Cherry Hill Township, a municipal corporation of the State of New Jersey.

                AVAILABLE CASH: as of each Payment Date during the continuance of Cash Trap Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vi) of Section 3.11(a).

                BEHRINGER: Behringer Harvard Holdings, LLC, a Delaware limited liability company.

                BEHRINGER HARVARD I: Behringer Harvard Woodcrest I, LLC, a Delaware limited liability company.

                BEHRINGER HARVARD II: Behringer Harvard Woodcrest II, LLC, a Delaware limited liability company.

                BEHRINGER HARVARD III: Behringer Harvard Woodcrest III, LLC, a Delaware limited liability company.

                BEHRINGER HARVARD HOLDING: Behringer Harvard Woodcrest Holding, LLC, a Delaware limited liability company.

                BEHRINGER LLC: has the meaning set forth in the preamble to this Agreement.

                BEHRINGER LP: has the meaning set forth in the preamble to this Agreement.

                BORROWER: has the meaning set forth in the preamble to this Agreement.

                BORROWER'S NOTE: that certain Non-Negotiable Promissory Note evidencing certain unsecured indebtedness from Borrower made payable to O'Neill Properties Group, L.P. in an amount not to exceed $200,000 and payable one (1) year from the date hereof and in the form attached hereto as Schedule 2.

                BORROWERS' DESIGNEE: the Manager or such other Person as Borrower, with the consent of Lender (not to be unreasonably withheld), may from time to time designate as "Borrower's Designee"; provided that there shall be only one Borrower's Designee at any time.

                BUSINESS DAY: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

                CALCULATION DATE: the last day of each calendar quarter during the Term.

                CAPITAL EXPENSES: expenses that are capital in nature or required under GAAP to be capitalized.

                CASH TRAP PERIOD: shall commence, if, (i) an Event of Default has occurred and is continuing, and shall end if such Event of Default has been cured and no other Event of Default has occurred and is continuing, (ii) as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1, and shall end upon Lender's determination that the Property has achieved a Debt Service Coverage Ratio of at least 1.10:1 for two consecutive Calculation Dates,
(iii) at any time during the Term, any of the covenants set forth in Section
5.32 are breached, and shall end upon the full compliance with such covenants, or (iv) at any time during the Term, Borrower fails to either deposit with Lender the EDS Renewal Payment or provide Lender with, the EDS Renewal Letter of Credit or the EDS Renewal Guaranty as required under Section 3.15, and shall end upon Borrower's deposit of such EDS Renewal Payment with Lender, or delivery to Lender of the EDS Renewal Letter of Credit or of the EDS Renewal Guaranty, as applicable, as required under Section 3.15.

                CODE: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                COMMON ELEMENTS: has the meaning set forth in the Condominium Documents.

                CONTROL: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

                CONDOMINIUM: means any condominium that includes the Property as a part thereof and that was created pursuant to the Condominium Act.

                CONDOMINIUM ACT: means N.J.S.A. 46:8B-1 ET. SEQ., as amended.

                CONDOMINIUM DEFAULT: has the meaning set forth in SECTION 9.3.

                CONDOMINIUM DOCUMENTS: (a) that certain Master Deed for 111 Woodcrest Condominium, dated November 4, 2002 by Woodcrest Road Associates, L.P. d/b/a WRAAP, L.P. as amended by that certain First Amendment to Master Deed for 111 Woodcrest Condominium, dated April 10, 2003 by Woodcrest Road Associates, L.P. d/b/a WRAAP, L.P., (b) those certain By-Laws of 111 Woodcrest Condominium Association, Inc., and (c) that certain Certificate of Incorporation of 111 Woodcrest Condominium Association, Inc., dated October 29, 2002.

                DEBT: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

                DEBT SERVICE: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

                DEBT SERVICE COVERAGE RATIO: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio, that the Amortization Commencement Date has already occurred).

                DEFAULT: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

                DEFAULT RATE: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate (as applicable prior to the occurrence of an Event of Default), compounded monthly.

                DEFEASANCE COLLATERAL: U.S. Obligations, which provide payments
(i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Defeasance Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

                DEFEASANCE MATURITY DATE: means the Permitted Prepayment Date.

                DEPOSIT BANK: LaSalle Bank, National Association, or such other bank or depository selected by Lender in its discretion.

                EDS: EDS Information Services, LLC and its successors and assigns.

                EDS LEASE: that certain Office Space Lease dated July 31, 2003 by and between Towers, Perrin, Forster & Crosby, Inc. as tenant and Behringer LP as landlord, as amended and assigned from time to time.

                EDS SPACE: the space leased to EDS under the EDS Lease.

                ELIGIBLE ACCOUNT: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or
(B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or
(ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations ss.9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.

An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                ELIGIBLE INSTITUTION: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

                ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

                ERISA AFFILIATE: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower (or any Borrower), are treated as a single employer under any or all of Section 414(b),
(c), (m) or (o) of the Code.

                GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                GOVERNMENTAL AUTHORITY: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

                GUARANTOR: Behringer Harvard REIT I, Inc., a Maryland corporation.

                HARVARD FUND I: individually or collectively, Behringer Harvard Short-Term Opportunity Funds I, L.P., a Texas limited partnership and/or Behringer Harvard Mid-Term Value Enhancement Fund I, L.P. a Texas limited partnership and/or Behringer Harvard Strategic Opportunity Fund LLP, a Texas limited partnership, and/or any other fund for which Behringer Harvard Holdings, LLC, or an Affiliate of it under its Control, serves as general partner, manager or advisor.

                HARVARD REIT: individually or collectively, the BH Operating Partnership I LP, a Texas limited partnership (the "HARVARD REIT OPERATING PARTNERSHIP") and/or Behringer Harvard REIT I, Inc., a Maryland corporation ("BEHRINGER HARVARD REIT") and/or Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation ("Behringer Harvard Opportunity REIT"), and/or any other fund for which Behringer Harvard Holdings, LLC, or an Affiliate of it under its Control, serves as general partner, manager or advisor.

                INTEREST PERIOD: (i) the period from the date hereof through the first day thereafter that is the 10th day of a calendar month and (ii) each period thereafter from the 11th day of each calendar month through the 10th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

                INTEREST RATE: a rate of interest equal to 5.08585% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

                KEY PRINCIPAL: Robert M. Behringer, an individual.

                LEASES: all leases and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

                LEGAL REQUIREMENTS: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of the Property.

                LETTER OF CREDIT: shall mean any Acceptable Letter of Credit or other letter of credit given to Lender in lieu of any reserve required hereunder.

                LIEN: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment (intended as security), security interest or any other encumbrance, charge or transfer (intended as security) of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in any Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                LOAN DOCUMENTS: this Agreement and all other documents, agreements and instruments now or hereafter evidencing or securing the Loan or pursuant to which any Person incurs, has incurred or assumes any obligation to or for the benefit of Lender, or makes any certification, representation or warranty to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Note or Notes made by Borrower to Lender in the aggregate principal amount equal to the Loan (the "NOTE"), (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee, in favor of Lender which covers the Property (the "MORTGAGE"), (iii) the Assignment of Leases and Rents from Borrower to Lender,
(iv) the Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) the Clearing Account Agreement (the "CLEARING ACCOUNT AGREEMENTS") among Borrower, Lender, Manager and the Clearing Bank, (vi) the Deposit Account Agreement (the "DEPOSIT ACCOUNT AGREEMENT") among Borrower, Lender, Manager and the Deposit Bank, and (vii) the Guaranty of Recourse Obligations made by

Guarantor; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.7).

                MANAGEMENT AGREEMENT: the Second Amended and Restated Property Management and Leasing Agreement between Behringer Harvard REIT and Behringer Harvard Operating Partnership I, LP, a Texas limited partnership ("BEHRINGER HARVARD") and Manager, as assigned from Behringer Harvard Operating Partnership I, LP, a Texas limited partnership to Borrower by that certain Partial Assignment and Assumption of Amended and Restated Property Management Agreement dated as of the date hereof pursuant to which Manager is to manage the Property, together with that certain Subcontract for Management Services (the "SUBMANAGEMENT AGREEMENT"), by and between Manager and Trammell Crow Services, Inc. (the "SUBMANAGER"), as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

                MANAGER: HPT Management Services LP, a Texas limited partnership, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12, together with Submanager under the Submanagement Agreement.

                MATERIAL ALTERATION: any: (A) construction of a tunnel under or through the Property; (B) construction of a parking garage on the Property; or
(C) alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or
(ii) alterations performed as part of a Restoration, constitute a Material Alteration under the foregoing clause (C).

                MATERIAL LEASE: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 10,000 square feet of the Improvements or (ii) have a gross annual rent of more than 5% of the total annual Rents or (iii) demise at least one full floor of the Improvements.

                MATURITY DATE: the date on which the final payment of principal of the Note (or any replacement promissory note issued in connection with a Defeasance Event, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, the Defeasance Maturity Date, by declaration of acceleration, or otherwise.

                MINOR LEASE: any Lease that is not a Material Lease.

                NET OPERATING INCOME: for any period, the underwritten net cash flow of the Property determined by Lender in its sole discretion exercised in good faith (uniformly and consistently applied in the same manner as Lender exercises similar discretion in other loans of this type and nature for comparable properties) in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies (including adjustments for a management fee equal to the greater of the combined management fees and asset management fees paid under the Management Agreement during such period or 4% of gross revenues, market vacancy, bankrupt tenants which are not in full occupancy of their respective leased premises or which have rejected their respective leases or which are not paying rent on a current basis, leasing costs and capital items).

                OFFICER'S CERTIFICATE: a certificate delivered to Lender by Borrower, which is signed by the manager or a senior executive officer of Borrower.

                OTHER CHARGES: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                PAYMENT DATE: the 11th day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with
Section 2.2.4, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be February 11, 2006.

                PERMITTED ENCUMBRANCES: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after a Borrower first receives notice of such Lien, (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion, and (vi) Liens securing a Mezzanine Loan in accordance with Section 9.4.

                PERMITTED TRANSFERS:

                (i) a Lease entered into in accordance with the Loan Documents;

                (ii) a Permitted Encumbrance;

                (iii) a Transfer and Assumption pursuant to Section 5.26.3;

                (iv) Intentionally Deleted;

                (v) Intentionally Deleted;

                (vi) Intentionally Deleted;

                (vii) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in any Borrower to any Person (including the Transfer or issuance of publicly traded shares or of operating partnership units in the Behringer Harvard REIT, Behringer Harvard Opportunity REIT, Harvard Fund I or the Harvard REIT Operating Partnership, which shall be permitted whether or not an Event of Default shall exist) provided that (A) such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of any Borrower or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds 49% or (y) result in Borrower no longer being Controlled by Key Principal, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer (other than with respect to Transfers of "unit interests" in Harvard Fund I), and (C) the legal and financial structure of each Borrower and its member(s) or partners, as applicable, and the single purpose nature and bankruptcy remoteness of each Borrower and its member(s) or partners, as applicable, after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

                (viii) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in a Borrower related to or in connection with the estate planning of such transferor to (1) the spouse, children or grandchildren of such transferor (and/or any spouse of a child or grandchild), or any other immediate family member of such transferor, or (2) a trust established for the benefit of any such parties, provided that (A) such Transfer shall not cause a change in the Control of any Borrower, (B) such Transfer shall not result in a change of the day to day management and operations of the Property, (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days after the date of such Transfer and (D) the legal and financial structure of each Borrower, and its member(s) or partners, as applicable, and the single purpose nature and bankruptcy remoteness of each Borrower and its member(s) or partners, as applicable, after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements; or

                (ix) a Transfer of a direct or indirect interest in any Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day to day operations of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 30 days after the date of such Transfer, (C) Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity, (D) if any such Transfer would result in a change of Control of any Borrower and occurs prior to the occurrence of a Secondary Market Transaction, such Transfer is approved by Lender in writing within 30 days after any such Transfer, and (E) if any such Transfer would result in a change of Control of any Borrower and occurs after the occurrence of a Secondary Market Transaction, Borrower, at Borrower's sole cost and expense, shall, within 30 days after any such Transfer, (a) deliver (or cause to be delivered) (x) a Rating Comfort Letter to Lender, and
(y) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to such Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies, (b) obtain the prior written consent of Lender which shall not be unreasonably withheld, and (c) reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer.

                PERSON: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                PILOT AGREEMENT: that certain Financial Agreement for Long Term Tax Exemption, dated October 30, 2003 by and between Behringer LLC, and Authority.

                PLAN: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

                PROPERTY: the parcel of real property and Improvements thereon owned or leased by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Property. The Property is known as Woodcrest Corporate Center, Cherry Hill, New Jersey.

                RATING AGENCY: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), and Fitch, Inc., a division of Fitch Ratings Ltd., or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

                RATING COMFORT LETTER: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

                RELEASE DATE: the earlier to occur of (i) the thirty sixth
(36th) Payment Date of the Term and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving this Loan.

                REMIC TRUST: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                RENTS: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees (other than fees paid under the Management Agreements and salaries paid to employees) from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

                SCHEDULED DEFEASANCE PAYMENTS: the Monthly Debt Service Payment Amount and/or Monthly Interest Payment Amount (as applicable) required under the Note for all

Payment Dates occurring after the Defeasance Date but prior to the Defeasance Maturity Date and the outstanding Principal balance on the Note as of the Defeasance Maturity Date and all accrued and unpaid interest as of such date.

                SECURITY AGREEMENT: a security agreement in form and substance that would be satisfactory to Lender (in Lender's sole but good faith discretion) pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

                SERVICER: a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

                STATE: the state in which the Property is located.

                STATED MATURITY DATE: January 11, 2016, as such date may be changed in accordance with Section 2.2.4.

                TAXES: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges, license fees and any amounts due under the PILOT Agreement (including but not limited to the Annual Service Charge, Administrative Fee and any Net Profits (as each such term is defined in the PILOT Agreement)), now or hereafter levied or assessed or imposed against all or part of the Property.

                TERM: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents (other than surviving indemnity obligations with respect to matters as to which no claim for indemnification is then pending).

                TITLE INSURANCE POLICY: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

                TRANSFER: any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of the Property (including any legal or beneficial direct or indirect interest therein) or (ii) any direct or indirect interest in any Borrower (including any profit interest).

                UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

                U.S. OBLIGATIONS: obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and, to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions (hereinafter defined), in each case to the extent such obligations are not subject to prepayment, call or early redemption. As used herein, "REMIC PROVISIONS" mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                WELFARE PLAN: an employee welfare benefit plan, as defined in
Section 3(1) of ERISA.

                YIELD MAINTENANCE PREMIUM: an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payments are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

        1.2 INDEX OF OTHER DEFINITIONS. The following terms are defined in the sections or Loan Documents indicated below:

"AMERICAN WATER LEASING FUNDS" - 3.5
"AMERICAN WATER LEASING RESERVE SUBACCOUNT" - 3.5
"AMERICAN WATER LETTER OF CREDIT" - 3.5
"ANNUAL BUDGET" - 6.3.5
"APPLICABLE TAXES" - 2.2.3
"APPROVED ANNUAL BUDGET" - 6.3.5
"APPROVED CAPITAL BUDGET" - 6.3.5
"APPROVED OPERATING BUDGET" - 6.3.5
"ASSOCIATION" - 9.3
"AWARD" - 7.3.2
"BANKRUPTCY PROCEEDING" - 4.7
"BORROWER'S RECOURSE LIABILITIES" - 10.1
"CASH COLLATERAL SUBACCOUNT" - 3.9
"CASH MANAGEMENT ACCOUNTS" - 3.10
"CASUALTY" - 7.2.1
"CASUALTY/CONDEMNATION PREPAYMENT" - 2.3.2
"CASUALTY/CONDEMNATION SUBACCOUNT" - 3.7
"CITIGROUP GROUP" - 9.1.3
"CLEARING ACCOUNT" - 3.1
"CLEARING ACCOUNT AGREEMENT" - 1.1 (Definition of Loan Documents)
"CLEARING BANK" - 3.1
"CONDEMNATION" - 7.3.1
"DEFEASANCE COLLATERAL ACCOUNT" - 2.3.3
"DEFEASANCE EVENT" - 2.3.3
"DEFEASANCE DATE" - 2.3.3
"DEPOSIT ACCOUNT" - 3.1
"DEPOSIT ACCOUNT AGREEMENT" - 1.1 (Definition of Loan Documents)
"DISCLOSURE DOCUMENT" - 9.1.2

"EASEMENTS" - 4.14
"EDS RENEWAL GUARANTY" - 3.15
"EDS RENEWAL LETTER OF CREDIT" - 3.15
"EDS RENEWAL NOTICE DATE" - 3.15
"EDS RENEWAL PAYMENT" - 3.15
"EDS RENEWAL LETTER OF CREDIT" - 3.15
"EDS RENEWAL SUBACCOUNT" - 3.15
"ENVIRONMENTAL LAWS" - 4.21
"EQUIPMENT" - Mortgage
"EVENT OF DEFAULT" - 8.1
"EXCHANGE ACT" - 9.1.2
"GROUND LEASE" - Mortgage
"HARVARD REIT OPERATING PARTNERSHIP" - 1.1 (Definition of Harvard REIT) "HAZARDOUS SUBSTANCES" - 4.21
"IMPROVEMENTS" - Mortgage
"INDEMNIFIED LIABILITIES" - 5.30
"INDEMNIFIED PARTY" - 5.30
"INDEPENDENT DIRECTOR" - Schedule 5
"INTERCREDITOR AGREEMENT" - 9.4
"INITIAL AMERICAN WATER LETTER OF CREDIT" - 3.5
"INITIAL EDS RENEWAL LETTER OF CREDIT" - 3.15
"INITIAL LEASE TERMINATION LETTER OF CREDIT" - 3.14
"INSURANCE PREMIUMS" - 7.1.2
"INSURED CASUALTY" - 7.2.2
"LATE PAYMENT CHARGE" - 2.5.3
"LEASE TERMINATION PAYMENT" - 3.14
"LEASE TERMINATION SUBACCOUNT" - 3.14
"LEASE TERMINATION LETTER OF CREDIT" - 3.14
"LENDER'S CONSULTANT" - 5.8.1
"LIABILITIES" - 9.1.3
"LICENSES" - 4.11
"LOAN" - 2.1
"MEZZANINE BORROWER" - 9.4
"MEZZANINE LENDER" - 9.4
"MEZZANINE LOAN" - 9.4
"MONTHLY DEBT SERVICE PAYMENT AMOUNT" - 2.2.1
"MONTHLY INTEREST PAYMENT AMOUNT" - 2.2.1
"MOODY'S" - 1.1 (Definition of Rating Agency)
"MORTGAGE" - 1.1 (Definition of Loan Documents)
"NEW PAYMENT DATE" - 2.2.4
"NON-CONSOLIDATION OPINION" - 5.14
"NOTE" - 1.1 (Definition of Loan Documents)
"NOTICE" - 6.1
"OPERATING EXPENSE SUBACCOUNT" - 3.6
"PERMITTED FIRST MORTGAGE" - 9.3
"PERMITTED INDEBTEDNESS" - 5.22

"PERMITTED INVESTMENTS" - Deposit Account Agreement
"PERMITTED PREPAYMENT DATE" - 2.3.4
"POLICIES" - 7.1.2
"PREVIOUS NON-RECOURSE INDEBTEDNESS" - 4.25
"PRINCIPAL" - 2.1
"PROCEEDS" - 7.2.2
"PROPOSED MATERIAL LEASE" - 5.10.2
"PROVIDED INFORMATION" - 9.1.1
"QUALIFIED CARRIER" - 7.1.1
"REMEDIAL WORK" - 5.8.2
"RENT ROLL" - 4.16
"REQUIRED RECORDS" - 6.3.6
"RESTORATION" - 7.4.1
"S&P" - 1.1 (Definition of Rating Agency)
"SECONDARY MARKET TRANSACTION" - 9.1.1
"SECURITIES" - 9.1.1
"SECURITIES ACT" - 9.1.2
"SECURITY DEPOSIT SUBACCOUNT" - 3.8
"SIGNIFICANT CASUALTY" - 7.2.2
"SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" - 5.13
"SPRINGING RECOURSE EVENT" - 10.1
"SUBACCOUNTS" - 3.1
"SUBLEASE" - Mortgage
"SUCCESSOR BORROWER" - 2.3.3
"TAX AND INSURANCE SUBACCOUNT" - 3.3
"TOXIC MOLD" - 4.21
"TRANSFER AND ASSUMPTION" - 5.26.3
"TRANSFEREE BORROWER" - 5.26.3

        1.3 PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

        1.4 DEFINITION OF BORROWER; JOINT AND SEVERAL LIABILITY. All references herein to Borrower shall mean and refer to each of Behringer LP and Behringer LLC, or to any or all of such Behringer LP and/or Behringer LLC, as appropriate to the context, with the choice of context to be made by Lender, in Lender's reasonable discretion. Each of Behringer LP and Behringer LLC shall be jointly and severally liable for: (i) payment of the Debt; and (ii) performance of all other obligations of the Borrower (or any of them) under this Agreement or any other Loan Document, provided however, that with respect to the foregoing clause (ii) as it relates to the performance of any obligations under the Ground Lease, the Sublease, any other Leases and the PILOT Agreement, so long as Behringer LP and Behringer LLC are the Borrowers hereunder, Behringer LP shall be solely responsible for performing the obligations of the lessor under the Ground Lease, the obligations of sublessee under the Sublease, and the obligations of the lessor under any other Leases under which it is the lessor, and Behringer LLC shall be solely responsible for performing the obligations of the lessee under the Ground Lease, the obligations of sublessor under the Sublease, the obligations of the lessor under any other Leases under which it is the lessor, and the obligations of the "Entity" (as defined therein) under the PILOT Agreement; and provided further, however, that in no event shall the foregoing proviso limit in any way the remedies available to Lender against any Borrower or any collateral for any breach of any provision of this Agreement or the other Loan Documents by any Borrower.

2.      GENERAL LOAN TERMS

        2.1 THE LOAN. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make a loan to Borrower (the "LOAN") in the maximum principal amount of up to $50,400,000 (the "PRINCIPAL"). The Loan shall mature on the Stated Maturity Date or, if a Defeasance Event has occurred in accordance with Section 2.3.3 hereof, on the Defeasance Maturity Date. Borrower acknowledges receipt of the Principal, the proceeds of which are being and shall be used to (i) refinance the Property, (ii) fund certain of the Subaccounts and
(iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

        2.2     INTEREST; MONTHLY PAYMENTS.

                2.2.1 GENERALLY. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On February 11, 2006 and each Payment Date thereafter through and including the Payment Date immediately preceding the Amortization Commencement Date, Borrower shall pay interest on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (the "MONTHLY INTEREST PAYMENT AMOUNT"). On the Amortization Commencement Date and each Payment Date thereafter through and including December 11, 2015 (as such date may be changed in accordance with Section 2.2.4), the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $273,208.64 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"); which is based on the Interest Rate and a 360-month amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

                2.2.2 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

                2.2.3 TAXES. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "APPLICABLE TAXES"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor. If the amounts payable hereunder relate to Applicable Taxes which are not of general application to lending institutions making secured mortgage loans at such time, Borrower shall have the option to prepay the Loan in full without any Yield Maintenance Premium unless Lender, at its option, elects not to require Borrower to pay such Applicable Taxes pursuant to this Section 2.2.3. Notwithstanding the foregoing, if the Loan is transferred to a transferee which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor shall cause such transferee, concurrently with the effectiveness of such transfer, to furnish to the transferor and Borrower either a United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder); provided, however, that in the event that the transferor fails to cause the transferee to furnish either such Form, Borrower shall deduct any Applicable Taxes to the extent required by law and payments shall be made net of any Applicable Taxes without regard to the provisions of clause (i) of the second sentence of this Section 2.2.3.

                2.2.4 NEW PAYMENT DATE. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the eleventh day of each month (a "NEW PAYMENT DATE"), on 30 days' written notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, (ii) shall extend the Amortization Commencement Date to the New Payment Date occurring in the month set forth in the definition of Amortization Commencement Date, and (iii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

        2.3     LOAN REPAYMENT.

                2.3.1 REPAYMENT. Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrower shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.2.3, Section 2.3.2, Section 2.3.3, Section 2.3.4, Section 2.4 and

Section 7.4.2 hereof. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: FIRST, accrued and unpaid interest at the Interest Rate; SECOND, to Principal; and THIRD, to any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

                2.3.2 MANDATORY PREPAYMENTS. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments. In addition, and notwithstanding anything to the contrary contained herein or in any other Loan Document, provided no Event of Default is continuing, no Yield Maintenance Premium shall be payable in connection with any prepayment of the Debt required by Lender under Sections 5 and 6 of the Mortgage.

                2.3.3   DEFEASANCE.

                (A) CONDITIONS TO DEFEASANCE. Provided no Event of Default shall be continuing, Borrower shall have the right on any Payment Date after the Release Date and prior to the Permitted Prepayment Date to voluntarily defease the entire amount of the Principal and obtain a release of the Lien of the Mortgage by providing Lender with the Defeasance Collateral (a "DEFEASANCE EVENT"), subject to the satisfaction of the following conditions precedent:

                (1) Borrower shall give Lender not less than thirty (30) days prior written notice specifying a Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur.

                (2) Borrower shall pay to Lender (A) all payments of Principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

                (3) Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

                (4) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

                (5) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (ii) if a securitization has occurred, the REMIC Trust formed pursuant to such securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3, (iii) the Defeasance Event will not result in a significant modification and will not be an exchange of the Note for purposes of Section 1001 of the Code and the Treasury Regulations thereunder, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender will not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) a non-consolidation opinion with respect to the Successor Borrower;

                (6) Borrower shall deliver to Lender a Rating Comfort Letter as to the Defeasance Event;

                (7) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

                (8) Borrower shall deliver a certificate of a "big four" or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                (9) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

                (10) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

                (B) DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and
(ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

                (C) SUCCESSOR BORROWER. In connection with a Defeasance Event under this Section 2.3.3, Borrower shall, if required by the Rating Agencies or if Borrower elects to do so, establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a Single Purpose Bankruptcy Remote Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower's option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

                2.3.4 OPTIONAL PREPAYMENTS. On and after the third Payment Date prior to the Stated Maturity Date (the "PERMITTED PREPAYMENT DATE"), Borrower shall have the right to prepay the Loan in whole (but not in part), provided that Borrower gives Lender at least 15 days' prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium.

        2.4     RELEASE OF PROPERTY.

                2.4.1 RELEASE ON DEFEASANCE. If Borrower has elected to defease the Note and the requirements of Section 2.3.3 and this Section 2.4 have been satisfied, the Property shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees.

                2.4.2 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower's' designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Lien of the Loan Documents if not theretofore released.

        2.5     PAYMENTS AND COMPUTATIONS.

                2.5.1 MAKING OF PAYMENTS. Each payment by a Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

                2.5.2 COMPUTATIONS. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

                2.5.3 LATE PAYMENT CHARGE. If any regularly scheduled payment of Principal, interest or other monthly payment or reserve or escrow deposit due under any Loan Document is not paid by Borrower on the date on which it is due and, subject to the last sentence of this Section 2.5.3, such failure continues for five (5) days, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the "LATE PAYMENT CHARGE"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. With respect to the foregoing 5 day grace period, the parties agree that such 5 day grace period shall only be applicable no more than twice during the Term, and in all other instances, the Late Payment Charge shall be payable in accordance with this Section 2.5.3 with respect to any Principal, interest or other sum due under any Loan Document which is not paid by Borrower on the date on which the same is due (other than the balloon payment of Principal due on the Maturity Date or acceleration of the
Loan).

3.      CASH MANAGEMENT AND RESERVES

        3.1 CASH MANAGEMENT ARRANGEMENTS. Borrower shall cause all Rents to be transmitted directly by tenants of the Property into a trust account (the "CLEARING ACCOUNT") maintained by Borrower at a local bank selected by Borrower, which shall at all times be an Eligible Institution (the "CLEARING BANK") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by Borrower or Manager shall be deposited into the Clearing Account within two Business Days of receipt.

Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "DEPOSIT ACCOUNT") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

        3.2     INTENTIONALLY OMITTED.

        3.3 TAXES AND INSURANCE. Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "TAX AND INSURANCE SUBACCOUNT"). Provided that no monetary Event of Default or material non-monetary Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower's' right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

        3.4     INTENTIONALLY OMITTED.

        3.5     AMERICAN WATER LEASING RESERVE SUBACCOUNT.

                (a) On the date hereof, Borrower shall deposit with Lender $6,813,000 from Loan proceeds which shall be referred to as the "AMERICAN WATER LEASING FUNDS" and Lender shall transfer such amount into a Subaccount (the "AMERICAN WATER LEASING RESERVE SUBACCOUNT"). Provided that no Event of Default has occurred and is continuing, Lender shall disburse all of the funds held in the American Water Leasing Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor provided that: (i) in the event that American Water shall have accepted the American Water Space, Borrower shall provide

Landlord with a tenant estoppel certificate from American Water indicating that
(A) all construction to be performed and all improvements to be installed under the American Water Lease has been completed, (B) American Water has accepted the tenant improvements and occupied the American Water Space, and (C) there are no defaults under the American Water Lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default), or (ii) in the event that American Water shall not have accepted the American Water Space and shall have terminated the American Water Lease, and Borrower shall have leased the entire American Water Space to a replacement tenant or tenants reasonably acceptable to Lender with the term of such replacement lease or leases at least five years each and with rent due under each such lease at least equal to the then current rent payable by American Water under the American Water Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the American Water Lease not been terminated) and Borrower shall provide Landlord with a tenant estoppel certificate from each such replacement tenant or tenants indicating that (A) all construction to be performed and all improvements to be installed under such replacement lease has been completed, (B) such replacement tenant has accepted the tenant improvements and occupied the space leased to it under such replacement lease, (C) such replacement tenant has commenced paying rent, (D) the free rent or rent abatement periods under such replacement lease have expired, and (E) there are no defaults under such replacement lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default).

                (b)     (1)     Notwithstanding the foregoing, provided no Event
                of Default has occurred and is continuing, in the event that American Water shall not have accepted the American Water Space and shall have terminated the American Water Lease, Borrower shall have the right to deliver to Lender an Acceptable Letter of Credit in favor of Lender, in an aggregate principal amount equal to the American Water Leasing Funds providing that the Lender or its successors and assigns may draw the full amount thereof at any time upon demand (and subject to no other drawing requirements or conditions) and otherwise in form and content satisfactory to Lender (the "INITIAL AMERICAN WATER LETTER OF CREDIT") and upon receipt thereof Lender shall return to Borrower any American Water Leasing Funds then on deposit in the American Water Leasing Reserve Subaccount. The term "AMERICAN WATER LETTER OF CREDIT", as used herein, shall mean the Initial American Water Letter of Credit and any replacement or renewal letters of credit. Subject to the provisions of this Section, Lender shall retain custody of any American Water Letter of Credit until such time as the Loan is repaid in full.

                        (2) Lender shall have the right to draw upon the American Water Letter of Credit in the full amount thereof upon the occurrence of any of the following: (A) any Event of Default; or (B) Lender receives a notice stating that the American Water Letter of Credit will not be renewed (as provided for in such Letter of Credit).

                        (3) The proceeds of any draw under the American Water Letter of Credit pursuant to Section 3.5(b)(2)(A) above shall be allocated to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including (if the Loan has been accelerated) to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto). The proceeds of any draw under the American Water Letter of Credit pursuant to Section 3.5(b)(2)(B) above shall be deposited by Lender into the American Water Leasing Reserve Subaccount and shall be governed by the provisions of Section 3.5 as well as the other terms and conditions of this Agreement and the other Loan Documents.

                        (4) Notwithstanding anything to the contrary contained herein, if Borrower shall have deposited any American Water Letter of Credit in accordance with this Section 3.5 and provided no Event of Default shall have occurred and be continuing, Lender shall surrender to Borrower such American Water Letter of Credit within 15 days after the delivery by Borrower to Lender of a request therefore, provided that: (i) the entire American Water Space is leased to American Water or a replacement tenant or tenants reasonably acceptable to Lender;
                (ii) the term of such replacement lease or leases are at least five years each; (iii) the rent due under such leases shall be at least equal to the then current rent payable by American Water under the American Water Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the American Water Lease not been terminated); (iv) Borrower shall have provided Lender with tenant estoppel certificates from each such tenant under the applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by the lease and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default); (v) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such work; and (vi) the request for release is accompanied by an Officer's Certificate certifying that all of the costs of tenant improvements and leasing commissions with respect to the entire American Water Space and all such replacement leases have been paid in full. In addition, promptly after the Loan is repaid in full, Lender shall surrender to Borrower any American Water Letters of Credit that have not been drawn upon in accordance herewith.

        3.6 OPERATING EXPENSE SUBACCOUNT On each Payment Date during the continuance of a Cash Trap Period, a portion of Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month (plus any other amounts requested by Borrower for such month for payment of items constituting Approved Operating Expenses, which are not included in the Approved Operating Budget), shall be transferred into a Subaccount for the purpose of payment of Approved Operating Expenses for the month in which such Payment Date occurs (the "OPERATING EXPENSE SUBACCOUNT"). Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating

Expense Subaccount to Borrower (or at Borrower's direction, to the Manager), within 5 Business Days after delivery by Borrower to Lender of a request therefor (but not more often than weekly), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor. Notwithstanding anything to the contrary contained herein, to the extent that (i) Borrower has requested a disbursement of funds from the Operating Expense Subaccount in accordance with the foregoing provisions and
(ii) at the time of such request, the funds that have been collected in the Operating Expense Subaccount are insufficient to cover the same, then Lender shall nonetheless disburse additional funds that are thereafter deposited into the Operating Expense Subaccount to Borrower (without any requirement for Borrower to submit an additional request therefor); provided that sufficient funds have been collected in the Deposit Account to make the payments required under clauses (i) - (v) of Section 3.11(a) on the next succeeding Payment Date.

        3.7 CASUALTY/CONDEMNATION SUBACCOUNT. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "CASUALTY/CONDEMNATION SUBACCOUNT") in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Section 7.

        3.8 SECURITY DEPOSITS. Borrower shall keep all security deposits under Leases in accordance with applicable Legal Requirements. After the occurrence of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "SECURITY DEPOSIT Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

        3.9 CASH COLLATERAL SUBACCOUNT. If a Cash Trap Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Trap Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "CASH COLLATERAL SUBACCOUNT") as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Trap

Period. Lender shall have the right, but not the obligation, at any time during the continuance of a monetary Event of Default or material non-monetary Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including (if the Loan has been accelerated) to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto).

        3.10 GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "CASH MANAGEMENT ACCOUNTS"). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. Borrower shall not (and no Borrower shall), without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents, provided that Lender will not apply any such sums to prepayment of Principal unless it has accelerated the Loan. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

        3.11 PROPERTY CASH FLOW ALLOCATION. (a) All Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under
Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the Monthly Interest Payment Amount or the Monthly Debt Service Payment Amount, as the case may be, due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents); (iv) intentionally omitted; (v) intentionally omitted; (vi) Fourth, during the continuance of a Cash Trap Period, to make payments for Approved Operating Expenses as required under Section 3.6; (vii) Fifth, during the continuance of a Cash Trap Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with

Section 3.9; and (viii) Lastly, except during the continuance of a Cash Trap Period, payments to Borrower of any remaining amounts. Notwithstanding the foregoing, except during the continuance of a Cash Trap Period, provided that in any given Interest Period, all amounts referred to in the foregoing clauses (i)
- (v) have been paid, then at Borrower's request, the payments to Borrower under the foregoing clause (viii) shall be made on a weekly basis.

                (b) The failure of Borrower to make all of the payments required under clauses (i) through (vii) of Section 3.11(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

                (c) Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect, provided that Lender may not apply Rents to the prepayment of principal unless the Loan has been accelerated.

        3.12 INITIAL DEPOSITS INTO RESERVES. The initial deposits required to be made on the date hereof into the reserve accounts established under this
Article 3 are funded from the proceeds of the Loan disbursed at closing.

        3.13 INITIAL LEASING RESERVE. On the date hereof, Borrower shall deposit with Lender $686,622.56 which shall be referred to as the "Tenant Improvement Funds" and Lender shall transfer such amount into a Subaccount (the "Tenant Improvement Reserve Subaccount"). A total of $79,000.00 of the Tenant Improvement Funds shall be used to reimburse Borrower and/or to pay, in the allocated amounts and in accordance with the terms and conditions set forth in this Agreement, for the reasonable costs and expenses incurred by Borrower in completing the tenant improvements and/or paying leasing commissions under the leases of the tenants described on Schedule 1, in each case allocated among such leases as set forth on Schedule 1 (the "TI Leases"; such funds the "TI Funds"), and a total of $607,622.56 of the Tenant Improvement Funds shall be held until the expiration of free rent periods under the leases described on Schedule 1 (the "Free Rent Funds"), in each case allocated among such leases in accordance with Schedule 1, such that the amount of Free Rent Funds allocated to each such lease shall be released to Borrower as and when the applicable free rent period under such lease expires and the tenant thereunder has commenced rental payments under such lease. Provided that no Event of Default has occurred and is continuing, Lender shall disburse TI Funds applicable to each lease held in the Tenant Improvement Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefore (but not more often than once per month), in increments of at least $5,000, provided: (i) Borrower shall have provided Lender with either (1) as to leasing commissions, reasonable evidence that such commissions have been paid, or will be paid with proceeds of the requested disbursement, or (2) as to leasehold improvement work, tenant estoppel certificates from the tenant under the applicable TI Lease indicating that all construction to be performed and all improvements to be installed under the TI Lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by the tenant improvements and has commenced paying rent and the free rent or rent abatement periods under such TI Lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default); (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such work; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrower for) tenant improvements under the applicable TI Lease (or such tenant improvements have been completed and paid for, in which event the balance of the reserve funds allocated to such lease shall be released), (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, and (3) that the same has not been the subject of a previous disbursement, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) tenant improvements under this Section may, at Lender's option, be made by joint check payable to Borrowers and the payee of such tenant improvements.

        3.14    LEASE TERMINATION AND SPACE REDUCTION - LETTER OF CREDIT.

                (a) In the event that: (1) EDS terminates all or any portion of the EDS Lease or reduces the space covered by the EDS Lease, whether by right pursuant to the EDS Lease, by agreement with Borrower or otherwise, and (2) EDS is required to pay a termination fee or penalty or other fee or penalty of any kind to Borrower in connection therewith ("LEASE TERMINATION PAYMENT"), Borrower shall be required to deposit with Lender, upon receipt thereof, any such Lease Termination Payment and Lender shall transfer such amount into a Subaccount ("LEASE TERMINATION SUBACCOUNT"). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Lease Termination Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided: (i) such disbursement is for an Approved Leasing Expense incurred hereafter; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; (iii) all space relating to the request is leased to a replacement tenant or tenants reasonably acceptable to Lender; (iv) the term of such replacement lease or leases are at least five years each; (v) the rent due under such leases shall be at least equal to the then current rent payable by EDS under the EDS Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the EDS Lease not been terminated or the space thereunder reduced); (vi) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor; (vii) the Debt Service Coverage Ratio (as reasonably determined by Lender but, for purposes of this Section only, determined on a pro forma basis for the following 12 month period by (A) taking Net Operating Income for the previous 12 month period, (B) subtracting rent received during such previous 12 month period received with respect to (1) the space subject to the replacement lease or leases and (2) any other portion of the space previously subject to the EDS Lease that remains vacant, and (C) adding all rent required to be paid under the replacement lease or leases for the following 12 month period) is 1.20x or greater; and (viii) Borrower shall have provided Lender with tenant estoppel certificates from each such tenant under each applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by its lease and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default) (all requirements under this Section 3.14(a) for disbursement of funds from the Lease Termination Subaccount to Borrower, collectively, the "LEASE TERMINATION DRAW REQUIREMENTS"). Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses.

                (b)     (1)     Notwithstanding the foregoing, provided no Event
                of Default has occurred and is continuing, Borrower shall have the right, in lieu of the delivering the Lease Termination Payment pursuant to Section 3.14(a) above, to deliver to Lender on or before the date any such Lease Termination Payment would otherwise be required to be paid hereunder, an Acceptable Letter of Credit in favor of Lender, in an aggregate principal amount equal to the Lease Termination Payment providing that the Lender or its successors and assigns may draw the full amount thereof at any time upon demand (and subject to no other drawing requirements or conditions) and otherwise in form and content satisfactory to Lender (such Letter of Credit, or any Letter of Credit discussed in the last sentence of this clause (1), the "INITIAL LEASE TERMINATION LETTER OF CREDIT"). The term "LEASE TERMINATION LETTER OF CREDIT", as used herein, shall mean the Initial Lease Termination Letter of Credit and any replacement or renewal letters of credit. Subject to the provisions of this Section, Lender shall retain custody of any Lease Termination Letter of Credit until such time as the Loan is repaid in full. If Borrower has delivered the Lease Termination Payment, then provided no Event of Default has occurred and is continuing, Borrower shall have the right to deliver to Lender a Letter of Credit satisfying the preceding requirements, in an amount equal to the undisbursed balance of the Lease Termination Payment, upon which event Lender shall release to Borrower the undisbursed balance of the Lease Termination Payment.

                        (2) Lender shall have the right to draw upon the Lease Termination Letter of Credit in the full amount thereof upon the occurrence of any of the following: (A) any Event of Default; or (B) Lender receives a notice stating that the Lease Termination Letter of Credit will not be renewed (as provided for in such Letter of Credit).

                        (3) The proceeds of any draw under the Lease Termination Letter of Credit pursuant to Section 3.14(b)(2)(A) above shall be allocated to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including (if the Loan has been accelerated) to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto). The proceeds of any draw under the Lease Termination Letter of Credit pursuant to Section 3.14(b)(2)(B) above shall be deposited by Lender into the Lease Termination Subaccount and shall be governed by the provisions of Section 3.14 as well as the other terms and conditions of this Agreement and the other Loan Documents.

                        (4) Notwithstanding anything to the contrary contained herein, if Borrower shall have deposited any Lease Termination Letter of Credit in accordance with this Section
                3.14 and provided that no Event of Default has occurred and is continuing, the amount of the required Lease Termination Letter of Credit shall be reduced from time to time, upon Borrower's written request to Lender, by an amount equal to not more than the amount that Borrower would have been entitled to have disbursed to it from the Lease Termination Subaccount under
                Section 3.14(a) above if Borrower had deposited the cash Lease Termination Payment in the Lease Termination Subaccount instead of providing the Lease Termination Letter of Credit, and provided further, that: (a) such requests may be made not more frequently than once per month; (b) without limiting any other requirement hereunder, the amount of any reduction shall be in increments of $100,000 or any whole multiple thereof; (c) all Lease Termination Draw Requirements shall have been satisfied as if Borrower had deposited the cash Lease Termination Payment in the Lease Termination Subaccount instead of providing the Lease Termination Letter of Credit and Borrower were requesting a disbursement of funds from the Lease Termination Subaccount in an amount equal to the requested reduction in the amount of the Lease Termination Letter of Credit. If the amount of the required Lease Termination Letter of Credit is reduced, Lender will cooperate with Borrower in amending or replacing the Lease Termination Letter of Credit to reflect such reduced amount of the required Lease Termination Letter of Credit. Borrower shall pay any fees or other amounts charged by any issuing bank with respect to any such request and shall promptly pay to Lender all costs and expenses of Lender incurred in connection with any such request, including Lender's reasonable attorneys' fees.

                        (5) Notwithstanding anything to the contrary contained herein, if Borrower shall have deposited any Lease Termination Letter of Credit in accordance with this Section
                3.14 and provided no Event of Default shall have occurred and be continuing, Lender shall surrender to Borrower such Lease Termination Letter of Credit within 15 days after the delivery by Borrower to Lender of a request therefore, provided that: (i) all of the EDS Space is leased to a replacement tenant or tenants reasonably acceptable to Lender; (ii) the term of such replacement lease or leases are at least five years each; (iii) the rent due under such leases shall be at least equal to the then current rent payable by EDS under the EDS Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the EDS Lease not been terminated or the space thereunder reduced); (iv) Borrower shall have provided

                Lender (either concurrently with such request or in connection with prior reductions in the amount of the Lease Termination Letter of Credit) with tenant estoppel certificates from each such tenant under each applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by its lease and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default); (v) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with any such lease; and (vi) the request for release is accompanied by an Officer's Certificate certifying that all of the costs of tenant improvements and leasing commissions with respect to the entire EDS Space relating to all such Lease Termination Letters of Credit and all such replacement leases have been paid in full. In addition, promptly after the Loan is repaid in full, Lender shall surrender to Borrower any Lease Termination Letters of Credit that have not been drawn upon in accordance herewith.

        3.15 EDS RENEWAL. In the event that EDS fails to exercise its renewal option pursuant to the EDS Lease on or before September 1, 2014 (the "EDS RENEWAL NOTICE DATE"), Borrower shall be required to deposit with Lender within ten (10) days after the EDS Renewal Notice Date $3,000,000, less the amount of any funds then held in the Lease Termination Subaccount or, if applicable, the then available amount of any Lease Termination Letter of Credit then being held by Lender pursuant to Section 3.14(b) (the "EDS RENEWAL PAYMENT"), for the purpose of guaranteeing the payment and performance in full of all tenant improvements and leasing commissions required to be completed or paid under any replacement lease for the space previously occupied by EDS, and Lender shall transfer such amount into a Subaccount ("EDS RENEWAL SUBACCOUNT"). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the EDS Renewal Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense incurred hereafter; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; (iii) all space relating to the request is leased to a replacement tenant or tenants reasonably acceptable to Lender; (iv) the term of such replacement lease or leases are at least five years each; (v) the rent due under such leases shall be at least equal to the then current rent payable by EDS under the EDS Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the EDS Lease been renewed); (vi) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof,
(2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor; (vii) the Debt Service Coverage Ratio (as reasonably determined by Lender but, for purposes of this Section only, determined on a pro forma basis for the following 12 month period by (A) taking Net Operating Income for the previous 12 month period, (B) subtracting rent received during such previous 12 month period received with respect to (1) the space subject to the replacement lease or leases and (2) any other portion of the space previously subject to the EDS Lease that remains vacant, and (C) adding all rent required to be paid under the replacement lease or leases for the following 12 month period) is 1.20x or greater; and (viii) Borrower shall have provided Lender with tenant estoppel certificates from each such tenant under each applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by its lease and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default) (all requirements under this Section 3.15(a) for disbursement of funds from the EDS Renewal Subaccount to Borrower, collectively, the "EDS RENEWAL DRAW REQUIREMENTS"). Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses.

                (b)     (1)     Notwithstanding the foregoing, provided no Event
                of Default has occurred and is continuing, Borrower shall have the right, in lieu of the delivering the EDS Renewal Payment pursuant to Section 3.15(a) above, to deliver to Lender within ten (10) days after the EDS Renewal Notice Date, an Acceptable Letter of Credit in favor of Lender, in an aggregate principal amount equal to the EDS Renewal Payment providing that the Lender or its successors and assigns may draw the full amount thereof at any time upon demand (and subject to no other drawing requirements or conditions) and otherwise in form and content satisfactory to Lender (such Letter of Credit, or any Letter of Credit discussed in the last sentence of this clause (1), the "INITIAL EDS RENEWAL LETTER OF CREDIT"). The term "EDS RENEWAL LETTER OF CREDIT", as used herein, shall mean the Initial EDS Renewal Letter of Credit and any replacement or renewal letters of credit. Subject to the provisions of this Section, Lender shall retain custody of any EDS Renewal Letter of Credit until such time as the Loan is repaid in full. If Borrower has delivered the EDS Renewal Payment, then provided no Event of Default has occurred and is continuing, Borrower shall have the right to deliver to Lender a Letter of Credit satisfying the preceding requirements, in an amount equal to the undisbursed balance of the EDS Renewal Payment, upon which event Lender shall release to Borrower the undisbursed balance of the EDS Renewal Payment.

                        (2) Lender shall have the right to draw upon the EDS Renewal Letter of Credit in the full amount thereof upon the occurrence of any of the following: (A) any Event of Default; or
                (B) Lender receives a notice stating that the EDS Renewal Letter of Credit will not be renewed (as provided for in such Letter of Credit).

                        (3) The proceeds of any draw under the EDS Renewal Letter of Credit pursuant to Section 3.15(b)(2)(A) above shall be allocated to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including (if the Loan has been accelerated) to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto). The proceeds of any draw under the EDS Renewal Letter of Credit pursuant to Section 3.15(b)(2)(B) above shall be deposited by Lender into the EDS Renewal Subaccount and shall be governed by the provisions of
                Section 3.15 as well as the other terms and conditions of this Agreement and the other Loan Documents.

                        (4) Notwithstanding anything to the contrary contained herein, if Borrower shall have deposited the EDS Renewal Letter of Credit in accordance with this Section 3.15 and provided that no Event of Default has occurred and is continuing, the amount of the required EDS Renewal Letter of Credit shall be reduced from time to time, upon Borrower's written request to Lender, by an amount equal to not more than the amount that Borrower would have been entitled to have disbursed to it from the EDS Renewal Subaccount under Section 3.15(a) above if Borrower had deposited the cash EDS Renewal Payment in the EDS Renewal Subaccount instead of providing the EDS Renewal Letter of Credit, and provided further, that: (a) such requests may be made not more frequently than once per month; (b) without limiting any other requirement hereunder, the amount of any reduction shall be in increments of $100,000 or any whole multiple thereof; (c) all EDS Renewal Draw Requirements shall have been satisfied as if Borrower had deposited the cash EDS Renewal Payment in the EDS Renewal Subaccount instead of providing the EDS Renewal Letter of Credit and Borrower were requesting a disbursement of funds from the EDS Renewal Subaccount in an amount equal to the requested reduction in the amount of the EDS Renewal Letter of Credit. If the amount of the required EDS Renewal Letter of Credit is reduced, Lender will cooperate with Borrower in amending or replacing the EDS Renewal Letter of Credit to reflect such reduced amount of the required EDS Renewal Letter of Credit. Borrower shall pay any fees or other amounts charged by any issuing bank with respect to any such request and shall promptly pay to Lender all costs and expenses of Lender incurred in connection with any such request, including Lender's reasonable attorneys' fees.

                        (5) Notwithstanding anything to the contrary contained herein, if Borrower shall have deposited the EDS Renewal Letter of Credit in accordance with this Section 3.15 and provided no Event of Default shall have occurred and be continuing, Lender shall surrender to Borrower the EDS Renewal Letter of Credit within 15 days after the delivery by Borrower to Lender of a request therefor, provided that (x) (i) all of the EDS Space is leased to a replacement tenant or tenants reasonably acceptable to Lender; (ii) the term of such replacement lease or leases are at least five years each; (iii) the rent due under such leases shall be at least equal to the then current rent payable by EDS under the EDS Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the EDS Lease been renewed); (iv) Borrower shall have provided Lender (either concurrently with such request or in connection with prior reductions in the amount of the EDS Renewal Letter of Credit) with tenant estoppel certificates from each such tenant under each applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by its lease and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default); (v) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with any such lease; and (vi) the request for release is accompanied by an Officer's Certificate certifying that all of the costs of tenant improvements and leasing commissions with respect to the entire EDS Space and all such replacement Leases have been paid in full, or (y) provided Borrower has the right to do so under subsection 3.15(c)(1) below, Borrower delivers to Lender the EDS Renewal Guaranty in an amount equal to the amount then remaining available to be drawn under the EDS Renewal Letter of Credit and otherwise conforming to the requirements of Section 3.15(c)(1) below. In addition, promptly after the Loan is repaid in full, Lender shall surrender to Borrower any EDS Renewal Letter of Credit that has not been drawn upon in accordance herewith.

                (c)     (1)     Notwithstanding the foregoing, provided no Event
                of Default has occurred and is continuing, Borrower shall have the right, in lieu of the delivering the EDS Renewal Payment pursuant to Section 3.15(a) above or the EDS Renewal Letter of Credit pursuant to Section 3.15(b) above, to deliver to Lender on or before the EDS Renewal Date, an unconditional, irrevocable guaranty (the "EDS RENEWAL GUARANTY") executed by Guarantor, in favor of Lender, guarantying the payment and performance in full of all tenant improvements and leasing commissions required to be completed or paid under any replacement lease for the space previously occupied by EDS, in an amount equal to the EDS Renewal Payment, in form and substance reasonably satisfactory to Lender, but Borrower shall have the right to deliver an EDS Renewal Guaranty only in the event that Guarantor shall have a Net Worth (as defined in the Guaranty of Recourse Obligations to which Guarantor is a party) of at least $500,000,000 on the EDS Renewal Date. In addition, if Borrower has delivered the EDS Renewal Payment or the EDS Renewal Letter of Credit, then provided no Event of Default has occurred and is continuing and provided that Borrower otherwise has the right to do so under this subsection 3.15(c)(1), Borrower shall have the right to deliver to Lender the EDS Renewal Guaranty satisfying the preceding requirements, in an amount equal to the undisbursed balance of the EDS Renewal Payment or to the amount available to be drawn under the EDS Renewal Letter of Credit, as applicable, upon which event Lender shall release to Borrower the undisbursed balance of the EDS Renewal Payment or the EDS Renewal Letter of Credit, as applicable.

                        (2) Notwithstanding anything to the contrary contained herein, in the event that Borrower shall have delivered an EDS Guaranty in accordance with this Section 3.15(c), Lender shall release Guarantor from the EDS Renewal Guaranty within 15 days after the delivery by Borrower to Lender of a request therefore, provided that (i) all space relating to the space is leased to a replacement tenant or tenants reasonably acceptable to Lender; (ii) the term of such replacement lease or leases are at least five years each; (iii) the rent due under such leases shall be at least equal to the then current rent payable by EDS under the EDS Lease with respect to the space subject thereto (or that would have been payable with respect to the space subject thereto had the EDS Lease been renewed); (iv) Borrower shall have provided Lender with tenant estoppel certificates from each such tenant under the applicable lease indicating that all construction to be performed and all improvements to be installed under the lease has been completed, that such tenant has accepted the tenant improvements and occupied the space covered by the tenant improvements and has commenced paying rent and the free rent or rent abatement periods under such lease has expired, and there are no defaults under such lease (nor does there exist any event or condition, which with the passage of time or the giving of notice, or both, could result in such a default); (v) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such work; and (vi) the request for release is accompanied by an Officer's Certificate certifying that all of the costs of tenant improvements and leasing commissions with respect to the entire EDS Space and all such replacement leases have been paid in full. In addition, promptly after the Loan is repaid in full, Lender shall release the EDS Renewal Guaranty.

                (d) In the event that Borrower fails to provide Lender with the EDS Renewal Payment, the EDS Renewal Letter of Credit or the EDS Renewal Guaranty on or before the date that is ten (10) days after the EDS Renewal Notice Date, in addition to Lender's other remedies, such event shall trigger a Cash Trap Period.

4.      REPRESENTATIONS AND WARRANTIES

        Each Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

        4.1 ORGANIZATION; SPECIAL PURPOSE. Each Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower is a Special Purpose Bankruptcy Remote Entity. Behringer Harvard I and Behringer Harvard III are each a Single Member Bankruptcy Remote LLC.

        4.2 PROCEEDINGS; ENFORCEABILITY. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by each Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents to which Borrower's Guarantor and/or Affiliates are a party have been duly executed and delivered by such Guarantor and/or Affiliates party thereto, and constitute legal, valid and binding obligations of such Guarantor and/or Affiliates party thereto, enforceable against such Guarantor and/or Affiliates party thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not (and no Borrower has) asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

        4.3 NO CONFLICTS. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. Borrower's rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgage. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

        4.4 LITIGATION. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of any Borrower, Manager or the condition or ownership of the Property.

        4.5 AGREEMENTS. Borrower is not (and no Borrower shall be) a party to any agreement or instrument or subject to any restriction which might adversely affect any Borrower or the Property, or any Borrower's business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or the Property is bound.

        4.6 TITLE. Behringer LP has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. Behringer LLC is lawfully possessed of the real property by virtue of the Ground Lease (as defined in the Mortgage) and has a good and valid leasehold estate for the full term of the Ground Lease, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Behringer LP is lawfully possessed of the real property by virtue of the Sublease (as defined in the Mortgage) and has a good and valid leasehold estate for the full term of the Sublease, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith and the other Loan Documents, will create (i) a valid, perfected first priority lien on Borrower's interest in that portion of the Property, the Leases (to the extent not subject to the Uniform Commercial Code) and the Rents constituting interest in real estate or real property interests (including fixtures) and (ii) to the extent that a security interest therein may be created under the Uniform Commercial Code, a valid security interest in that portion of the Property, the Leases (to the extent subject to the Uniform Commercial Code) and Rents and other collateral for the Loan constituting personal property, which security interest constitutes a perfected first priority security interest (a) to the extent that a security interest therein may be perfected by the filing of a UCC Financing Statement and (b) with respect to the Cash Management Account by virtue of Lender's control of such Cash Management Accounts, all in accordance with the terms of such Loan Documents, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower's ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. Except as shown on the survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

        4.7 NO BANKRUPTCY FILING. Borrower is not (and no Borrower shall be) contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "BANKRUPTCY PROCEEDING"), and Borrower has no knowledge of any Person contemplating the filing of any such petition against any

Borrower. In addition, no Borrower nor any principal nor Affiliate of any Borrower has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

        4.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of any Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and, to Borrower's knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or the Property from that set forth in said financial statements.

        4.9 TAX FILINGS. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

        4.10    NO PLAN ASSETS. As of the date hereof and throughout the Term
(i) Borrower is not and will not (and no Borrower shall) be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101,
(iii) Borrower is not and will not (and no Borrower shall) be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of
Section 3(37)(A) of ERISA).

        4.11 COMPLIANCE. Each Borrower and, to Borrower's best knowledge, the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. The Property is used exclusively as an office building property and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

        4.12 CONTRACTS. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower's business (or that of its predecessor in interest) and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

        4.13 FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (and no Borrower shall be) (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        4.14 EASEMENTS; UTILITIES AND PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

        4.15 PHYSICAL CONDITION. To Borrower's knowledge, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; to Borrower's knowledge there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. Except as disclosed on the survey delivered to Lender in connection with the closing of the Loan, no portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

        4.16 LEASES. The rent roll attached hereto as Schedule 8 (the "RENT ROLL") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll or tenant estoppel certificates delivered to Lender prior to the date hereof: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof;
(iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) to Borrower's best knowledge, no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8; (viii) Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (x) to Borrower's best knowledge, no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

        4.17 FRAUDULENT TRANSFER. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will (and no Borrower shall intend to or believe that it will), incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

        4.18    OWNERSHIP OF BORROWER.

                (a)     The sole member of Behringer LLC is Behringer Harvard
III. The only partners of Behringer LP are Behringer Harvard I (1% general partner) and Behringer Harvard II (99% limited partner). The sole member of each of Behringer Harvard I, Behringer Harvard II and Behringer Harvard III is Behringer Harvard Holding. The sole member of Behringer Harvard Holding is Behringer Harvard. The only partners of Behringer Harvard are (i) the Behringer Harvard REIT (0.1% general partner), (ii) BHR Partners, LLC, a Delaware limited liability company (in excess of 99% limited partner), which is 100% owned by the Behringer Harvard REIT, and (iii) certain other individual holders of equity interests (less than 1% limited partners). The membership interests in Behringer LLC and the general partnership interest and the limited partnership interest in Behringer LP and the general partnership interest of Behringer Harvard REIT and the limited partnership interest of BHR Partners, LLC in Harvard REIT Operating Partnership are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as
Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

        4.19 PURCHASE OPTIONS. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

        4.20 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. Pursuant to the Management Agreement, Borrower has appointed the Manager as its agent for
(i) hiring, terminating (subject to the provisions thereof), overseeing and otherwise dealing with any sub-property manager for the Property, (ii) otherwise overseeing the operation and management of the Property, and (iii) making decisions and otherwise interacting and dealing with Lender with respect to the Loan, this Agreement, the other Loan Documents and the Property. Additionally, subject to the provisions of Section 3.1 and the Clearing Account Agreement and the Deposit Account Agreement, the Manager has control of all operating and other bank accounts with respect to the Property.

        4.21 HAZARDOUS SUBSTANCES. Except as disclosed in the environmental assessment reports delivered to Lender in connection with the Loan, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property ("TOXIC MOLD") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "HAZARDOUS SUBSTANCES"); (iii) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the best of Borrower's knowledge, no Toxic Mold is on or about the Property which requires remediation; and (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill. To the best of each Borrower's knowledge, there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower which have not been provided to Lender.

        4.22 NAME; PRINCIPAL PLACE OF BUSINESS. Borrower does not use and will not use any trade name or has done or will not do business under any name other than its actual name set forth herein and the trade name of the Property. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

        4.23 OTHER DEBT. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

        4.24    INTENTIONALLY DELETED.

        4.25    RECYCLED ENTITY.

                (a)     (i)     Borrower has since its formation owned no other
property other than the Property (and personal property incidental thereto),
(ii) Borrower has no contingent liabilities or any actual liabilities or indebtedness other than the Loan and unsecured trade debt not in excess of 3% of the original principal amount of the Loan in the aggregate (total for both Borrowers in the aggregate) and other contingent liabilities with respect to customary indemnity and defense obligations for potential future liabilities under the documents evidencing the Previous Non-Recourse Indebtedness (as hereinafter defined) which pursuant to the terms thereof survive the payment in full of such loans, but provided that (A) Borrower is not aware of the existence of any facts or circumstances that could reasonably be expected to result in any such contingent liabilities becoming actual liabilities, and (B) none of such contingent liabilities are expected to have a material adverse effect on Borrower's financial condition or its ability to perform its obligations under the Loan Documents, (iii) Borrower has provided Lender with true, correct and


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

complete copies of Borrower's financial statements since its formation and with true, correct and complete copies of all environmental reports in Borrower's possession concerning the Property, and with true, correct and complete copies of the principal loan documents for both of the previous secured loans of Borrower (the "PREVIOUS NON-RECOURSE INDEBTEDNESS"), and (iv) other than (A) the Previous Non-Recourse Indebtedness, which was non-recourse in nature, (B) unsecured indebtedness that was (x) incurred in the ordinary course of the construction of the Improvements or the performance of tenant improvements at the Property, and (y) paid within sixty (60) days after the date first incurred, and (C) intercompany balances owed by Behringer LLC to Behringer LP in respect of the Ground Lease that are being paid concurrently with the acquisition of Borrower by Behringer Harvard I, Behringer Harvard II, and Behringer Harvard III, to Borrower's knowledge Borrower has not, since its formation, incurred any indebtedness other than the Loan and unsecured trade debt not in excess (in the aggregate, for both Borrowers) of 3% of the original principal amount of the Loan.

                (b) Behringer LLC hereby represents and warrants that: (A) since the date of its inception its sole purpose has been, and is, to own or lease and operate the Property and that it has at all times complied with clauses (i), (ii), (iii), (iv), (ix), (x), (xii), (xiii), (xv), (xvi), (xvii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxix), and (xxx) of clause (y) of the definition of Single Purpose Bankruptcy Remote Entity (set forth on Schedule
5); and (B) to the best of its knowledge, since the date of its inception it has at all times complied with clauses (xi), (xiv), (xviii), (xix), (xx), (xxi) (subject to clause 4.25(a)(iv) above), (xxii), and (xxiv) of clause (y) of the definition of Single Purpose Bankruptcy Remote Entity. Behringer LP hereby represents and warrants that (Y) since the date of its inception its sole purpose has been, and is, to acquire, hold, maintain, develop, operate, sell, improve, lease, dispose of and otherwise invest in and deal with the Property and that it has at all times complied with clauses (i), (ii), (iii), (iv), (ix),
(x), (xii), (xiii), (xv), (xvi), (xvii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxix), and (xxx) of clause (y) of the definition of Single Purpose Bankruptcy Remote Entity; and (Z) to the best of its knowledge, since the date of its inception it has at all times complied with clauses (xi), (xiv), (xviii),
(xix), (xx), (xxi) (subject to clause 4.25(a)(iv) above), (xxii), and (xxiv) of clause (y) of the definition of Single Purpose Bankruptcy Remote Entity.

                (c) No Behringer Entity (as defined in the Non-Consolidation Opinion) had any direct or indirect interest in either Borrower prior to the Behringer Entities' acquisition of Borrowers and no Behringer Entity had engaged directly or indirectly in the operation or management of the Property prior to the Acquisition (as defined in the Non-Consolidation Opinion).

        4.26 GROUND LEASE AND SUBLEASE. Borrower has delivered to Lender a true, correct and complete copy of the Ground Lease and the Sublease. The Ground Lease and Sublease have not been amended, modified, supplemented or assigned. Behringer LLC is the sole tenant and holder of a good, valid and marketable leasehold estate under the Ground Lease and Behringer LP is the sole subtenant under the Sublease and the interests of the Behringer LP, as subtenant under the Sublease, and Behringer LLC, as tenant, under the Ground Lease have not been assigned. The Ground Lease and the Sublease are in full force and effect. No default exists on the part of any party under the Ground Lease or the Sublease, and no event has occurred which, but for the passage of time, or notice, or both, would constitute a default under the Ground Lease or the Sublease. All rents, additional rents and other sums due and payable under the Ground

Lease and Sublease have been paid in full. No party to either the Ground Lease or the Sublease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease or the Sublease. Except for the Ground Lease and the Sublease, there are no agreements between Behringer LP and Behringer LLC in any way concerning the subject matter of the Ground Lease or the Sublease, the Property or the occupancy or use of the Property.

        4.27 PILOT AGREEMENT. Borrower has delivered to Lender a true, correct and complete copy of the PILOT Agreement. The Pilot Agreement has not been amended, modified, supplemented or assigned. The interests of Behringer LLC under the PILOT Agreement have not been assigned. The PILOT Agreement is in full force and effect. No default exists on the part of the Authority (to Borrower's knowledge), the Borrower, or any predecessor party (to Borrower's knowledge) under the PILOT Agreement, and, to Borrower's knowledge no event has occurred which, but for the passage of time, or notice, or both, would constitute a default under the PILOT Agreement. All sums due and payable under the PILOT Agreement have been paid in full. Neither the Authority (to Borrower's knowledge) nor the Borrower has commenced any action or given or received any notice for the purpose of terminating the PILOT Agreement. Except for the PILOT Agreement, there are no agreements between Borrower and the Authority in any way concerning the subject matter of the PILOT Agreement, the Property or the occupancy or use of the Property. All consents and approvals required from the Authority under the PILOT Agreement in connection with the Property and the Improvements thereon have been obtained and to Borrower's knowledge, any notices required to be given by Behringer LLC to the Authority under the PILOT Agreement have been given.

        4.28 BORROWER'S NOTE. Borrower has delivered to Lender a true, correct and complete copy of the Borrower's Note. The Borrower's Note has not been amended, modified, supplemented or assigned. No default exists on the part of any party under the Borrower's Note, and no event has occurred which, but for the passage of time, or notice, or both, would constitute a default under the Borrower's Note. The indebtedness evidenced by the Borrower's Note is unsecured.

                All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations and warranties set forth in Section 4.21 shall survive in perpetuity.

5.      COVENANTS

        Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

        5.1 EXISTENCE. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

        5.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges prior to delinquency, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid prior to delinquency (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to
Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in imminent danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested (less amounts then being retained in the Taxes and Insurance Subaccount to pay such Taxes so contested), and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may, with the prior approval of Borrower (not to be unreasonably withheld), pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

        5.3 ACCESS TO PROPERTY. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice subject to the rights of tenants of the Property under their respective Leases.

        5.4     REPAIRS; MAINTENANCE AND COMPLIANCE; ALTERATIONS.

                5.4.1 REPAIRS; MAINTENANCE AND COMPLIANCE. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality or removal of Equipment that is not material to the operation or value of the Property as an office building). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within three Business Days after any Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

                5.4.2 ALTERATIONS. Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration,

(ii) do not adversely affect any Borrower's financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower's business. No Borrower shall perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that
(i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

        5.5 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

        5.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

        5.7 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

        5.8     ENVIRONMENTAL MATTERS.

                5.8.1 HAZARDOUS SUBSTANCES. So long as one or more Borrower owns or is in possession of the Property, each such Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the

Property shall pose a threat to the health, safety or welfare of humans and
(iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("LENDER'S CONSULTANT")), promptly after such Borrower becomes aware of same, at Borrower's sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

                5.8.2   ENVIRONMENTAL MONITORING.

                (a)     Borrower shall give prompt written notice to Lender of
(i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold,
(ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

                (b) Upon Lender's request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

                (c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("REMEDIAL WORK"), Borrower shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower's expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period:
(x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrower's failure to prevail in such contest, which amount shall periodically be disbursed to Borrower during the course of such Remedial Work. Upon completion of the Remedial Work, any unused portion of any security deposited with Lender pursuant to this Section 5.8.2 shall promptly be released to Borrower.

                (d) Borrower shall not install or permit to be installed on the Property any underground storage tank.

        5.9 TITLE TO THE PROPERTY. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

        5.10    LEASES.

                5.10.1 GENERALLY. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect (other than Leases that have previously been furnished to Lender). All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

                5.10.2 MATERIAL LEASES. Borrower shall not enter into a proposed Material Lease or a proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant pursuant to the terms of an existing Lease, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender's consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a "PROPOSED MATERIAL LEASE") and, if such Proposed Material Lease is based on the Standard form of Lease approved by Lender, blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender's approval is required under this Agreement within 10 Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.2 and shall explicitly state that failure by Lender to approve or disapprove within 10 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within 10 Business Days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Notwithstanding anything to the contrary in this Section 5.10, unless expressly agreed to in writing by Lender, any approval or deemed approval by Lender of a proposed Lease or proposed renewal, extension or modification of an existing Lease pursuant to this Section 5.10 shall not be deemed to constitute (in and of itself) an approval or deemed approval by Lender of any Approved Leasing Expenses in connection therewith.

                5.10.3  MINOR LEASES. Notwithstanding the provisions of Section
5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates for similarly situated properties, (b) with respect to any new Lease with a new tenant (other than kiosks and vending machines), shall have an initial term (together with all renewal options) of not less than three years or greater than ten years, (c) shall provide for automatic self-operative subordination to the Mortgage and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Mortgage to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease. Notwithstanding anything in this Section 5.10 to the contrary, at Borrower's request and at Borrower's sole cost and expense, Lender shall enter into a subordination, non-disturbance and attornment agreement on Lender's then current form with any tenant under a Lease of at least 2,500 rentable square feet.

                5.10.4 ADDITIONAL COVENANTS WITH RESPECT TO LEASES. Each Borrower (i) shall observe and perform the material obligations imposed upon such Borrower under the Leases to which it is a party, and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases (to which it is a party) to be observed or performed by the other parties to such Leases, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease or as expressly permitted under the terms of such Lease in accordance with Section 5.10.3(d)) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

        5.11 ESTOPPEL STATEMENT. After request by Lender, Borrower shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

        5.12    PROPERTY MANAGEMENT.

                5.12.1 MANAGEMENT AGREEMENT. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by any Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender's prior written consent, Borrower shall not (and no Borrower shall) (a) surrender, terminate, cancel, extend or renew the Management Agreement (other than extensions or renewals pursuant to the express renewal/extension provisions set forth in the Management Agreement on the same terms and conditions set forth therein (as in effect on the date hereof, or as hereinafter amended or modified in accordance with the terms and conditions set forth in this Agreement)) or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Behringer.

                5.12.2 TERMINATION OF MANAGER. If (i) as of any Calculation Date, Borrower fail to maintain a Debt Service Coverage Ratio of at least 1.05:1 or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under the Management Agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender's discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies. All calculations of the Debt Service Coverage Ratio for purposes of this Section 5.12.2 shall be subject to verification by Lender. Borrower's failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, which successor manager and Management

Agreement shall be approved in writing by Lender in Lender's discretion and the applicable Rating Agencies.

        5.13 SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY. Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not (and no Borrower shall) directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity. A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" shall have the meaning set forth on Schedule 5 hereto.

        5.14 ASSUMPTION IN NON-CONSOLIDATION OPINION. Each Borrower shall conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower's counsel in connection with the Loan (the "NON-CONSOLIDATION OPINION"), shall be true and correct in all respects.

        5.15 CHANGE IN BUSINESS OR OPERATION OF PROPERTY. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office building, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

        5.16 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.

        5.17 AFFILIATE TRANSACTIONS. Other than the Management Agreement, the Ground Lease and the Sublease, Borrower shall not enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the members of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. With respect to the foregoing, Lender hereby acknowledges that it has approved the Management Agreement, the Ground Lease and the Sublease.

        5.18 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

        5.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

        5.20 PRINCIPAL PLACE OF BUSINESS. Borrower shall not (and no Borrower shall) change its principal place of business or chief executive office without first giving Lender 30 days' prior notice.

        5.21 CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower shall not change its name, identity (including its trade name or names) or such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender. Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property, and representing and warranting that such Borrower does business under no other trade name with respect to the Property.

        5.22 INDEBTEDNESS. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the Debt, the unsecured debt evidenced by the Borrower's Note and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of 3% (collectively for both Behringer LLC and Behringer LP) of the original amount of the Principal and are paid within sixty (60) days of the date incurred or invoiced (collectively, "PERMITTED INDEBTEDNESS"); provided, however, such 3% (collectively for both Behringer LLC and Behringer LP) limitation shall not apply to (i) any asset management or property management fee payable pursuant to the terms of the Management Agreement, (ii) any amounts that are payable out of any reserves established under this Agreement, or (iii) the Borrower's Note. Notwithstanding the foregoing, with respect to the 60-day period set forth above, Borrower may, after prior notice to Lender, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of any such Permitted Indebtedness (during which time such 60-day period shall be tolled), provided that if Borrower desires to withhold payment of such Permitted Indebtedness during the pendency of the contest, (i) no Event of Default has occurred and is continuing, (ii) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (iii) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Permitted Indebtedness, together with all interest and penalties thereon, which shall not be less than 125% of the Permitted Indebtedness being contested, and (iv) Borrower shall promptly upon final determination thereof pay the amount of such Permitted Indebtedness, together with all costs, interest and penalties and Borrower shall be permitted to use such security to make such payment.

        5.23 LICENSES. Borrower shall not Transfer any License required for the operation of the Property.

        5.24 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. Borrower will not modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

        5.25    ERISA.

                5.25.1.1 Borrower shall not (and no Borrower shall) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                5.25.1.2 Borrower shall not (and no Borrower shall) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

                5.25.1.3 Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                (1) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                (2) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                (3) Such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or (e).

        5.26    TRANSFERS.

                5.26.1 GENERALLY. Borrower shall not (and no Borrower shall) directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

                5.26.2  INTENTIONALLY DELETED.

                5.26.3  TRANSFER AND ASSUMPTION.

                (a) Subject to obtaining Lender's prior written consent, which may be withheld in Lender's reasonable and absolute discretion, and subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.3, and provided further that at all times all entities at any time comprising "Borrower" under the Loan (whether the original Borrowers or the Transferee Borrowers) will remain under common ownership and Control, Borrower shall have a the right (which may not be exercised more than twice during the Term) to Transfer the Property to one or more parties (the "TRANSFEREE BORROWER") and have the Transferee Borrower assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "TRANSFER AND Assumption"). Borrower may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.3. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

                (b) Lender's consent, which may be withheld in Lender's reasonable discretion, to a Transfer and Assumption shall be subject to the following conditions:

                (1)     No Event of Default has occurred and is continuing;

                (2) Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

                (3) Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

                (4) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

                (5) If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

                (6) Borrower shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with the effecting the Transfer and Assumption;

                (7) Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

                (8) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender; and

                (9) The proposed property manager and proposed Management Agreement shall be satisfactory to Lender and the applicable Rating Agencies.

                (10) The Ground Lease, Sublease and PILOT Agreement shall remain in full force and effect.

                (c) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

                (1) Borrower shall deliver to Lender an assumption fee in the amount of 1.00% of the then unpaid Principal;

                (2) Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

                (3) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

                (4) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender's reasonable discretion (the "ENDORSEMENT"); and

                (5) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

                (d) Upon the closing of a Transfer and Assumption, Lender shall release Borrower and Guarantor from all obligations under the Loan Documents arising prior to and after the date of the Transfer and Assumption (but only to the extent that such obligations of Borrower and Guarantor are expressly assumed by the Transferee Borrower or replacement guarantor, as the case may be, in connection with the Transfer and Assumption).

        5.27 LIENS. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after any Borrower first receives notice of such Lien (or such longer period as is permitted under this Agreement in the event and to the extent the Lien is of a nature which may be contested by Borrower under the provisions of this Agreement and Borrower is in fact contesting such Lien in accordance with the express provisions and conditions set forth in this Agreement). Notwithstanding the foregoing, pledges of any direct or indirect legal or beneficial ownership interest in Harvard REIT Operating Partnership shall not constitute Liens prohibited hereunder.

        5.28 DISSOLUTION. Borrower shall not (and no Borrower shall) (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

        5.29 EXPENSES. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender;
(iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with any modification of the Loan requested by Borrower and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

        5.30 INDEMNITY. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by any Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance;
(x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable within 10 days after demand and shall bear interest at the Default Rate from the date due until paid. The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term (with respect to any matter occurring or in existence prior to the end of the Term, and thereafter with respect to third party claims, suits and actions) and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

        5.31    INTENTIONALLY DELETED.

        5.32    INTENTIONALLY DELETED.

        5.33 PATRIOT ACT COMPLIANCE. (a) Borrower will use their good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower's compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

                (b) Neither any Borrower nor any partner in any Borrower or member of such partner nor any owner of a direct or indirect interest in any Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23,
2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term "PATRIOT ACT OFFENSE" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering,
(c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "GOVERNMENT LISTS" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control ("OFAC"), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Governmental Lists", or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Governmental Lists".

        5.34 GROUND LEASE; AND SUBLEASE. With respect to the Ground Lease and Sublease, Borrower agrees as follows:

                (a) Behringer LLC shall perform all obligations of the tenant under the Ground Lease and under any statute, ordinance, rule or regulation relating to the Ground Lease, and shall not to cause or permit any breach thereof, and shall enforce the obligations of the landlord under the Ground Lease to the end that Behringer LLC may enjoy all the rights granted under the Ground Lease. Behringer LP shall perform all obligations of the tenant under the Sublease and under any statute, ordinance, rule or regulation relating to the Sublease, and shall not to cause or permit any breach thereof, and shall enforce the obligations of the landlord under the Sublease to the end that Behringer LP may enjoy all the rights granted under the Sublease. If Borrower shall default under the Ground Lease, or the Sublease or if Lender shall receive notice of any default under the Ground Lease or the Sublease, Lender may, at its option but without any obligation to do so, take any action necessary or desirable to cure any such default, Lender being authorized to enter upon the Property for such purposes with or without notice and without becoming a mortgagee in possession. Borrower shall, within thirty
(30) days of demand (or upon demand if an Event of Default has occurred), pay to Lender all costs of Lender incurred in curing any such default, together with interest on such costs from the date of expenditure until said sums have been paid, at the Default Rate.

                (b) Borrower shall give prompt notice to Lender of any default by any party under the Ground Lease or the Sublease (which shall include, but not be limited to, copies of any default notices sent or received under the Ground Lease or Sublease or received by Borrower), and shall give prompt notice (and in any event within five (5) Business Days after becoming aware of the same) to Lender of (i) any litigation or arbitration with respect to the Ground Lease or the Sublease, or (ii) any action or proceeding to terminate, foreclose or otherwise enforce the Ground Lease or the Sublease or to recover possession of the Property or any portion thereof. Borrower shall furnish to Lender all information that it may reasonably request concerning the performance by Borrower of Borrower's obligations under the Ground Lease and the Sublease.

                (c) Borrower acknowledges and agrees that the provisions hereof shall be deemed to be obligations of Borrower in addition to Borrower's obligations as tenant or landlord under the Ground Lease and the Sublease; provided, however, the inclusion herein of any obligations relating to similar matters as to which Borrower is obligated under the Ground Lease and the Sublease shall not restrict or limit Borrower's obligations to perform promptly all of its obligations as landlord or tenant under the Ground Lease or the Sublease.

                (d) Borrower acknowledges and agrees that (i) it has no present intent, without the written consent of Lender, to effect or consent to any merger of the Ground Lease or the Sublease, or of the leasehold estate or subleasehold estate or other estate created thereby, with the fee estate in the property covered by the Ground Lease and the Sublease by reason of the fact that the Ground Lease or the Sublease, or the leasehold estate or other subleasehold estate created thereby, may be held directly or indirectly by or for the account of any person or entity who or which also holds the fee or leasehold estate or subleasehold estate in such property, and (ii) Borrower will take no action to effect or consent to such a merger except with Lender's prior written consent. If Borrower acquires any other estate, title or interest in the property covered by the Ground Lease or the Sublease, the Loan Documents shall attach to and be a lien upon such other estate so acquired, and such other estate shall, without further assignment, mortgage or conveyance, become and remain subject to the lien of and covered by the Mortgage. Promptly upon becoming aware thereof, Borrower shall notify Lender of any such acquisition by Borrower and, on written request by Lender, shall cause to be executed and recorded all such documents and instruments as may in the reasonable opinion of Lender be required to carry out the intent and meaning hereof.


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

                (e) Borrower acknowledges and agrees that no termination or surrender by Borrower under the Ground Lease or the Sublease shall be valid or effective without Lender's prior written consent. The terms of the Ground Lease and Sublease may not be modified, amended, supplemented, waived or released, or terminated or subordinated to any mortgage, agreement, lease or other interest, without the prior written consent of Lender. Lender agrees that it shall not unreasonably withhold, condition or delay its consent to any proposed amendment or modification of the Ground Lease or Sublease which is requested by Borrower so long as (i) no Event of Default exists, (ii) such amendment or modification does not amend or modify the Loan Documents or limit or otherwise adversely affect Lender's liens, rights, protection and claims under the other Loan Documents or the priority, validity or enforceability thereof, (iii) the Ground Lease and Sublease continue to cover and relate to the Property and no other property, and (iv) such amendment or modification would not, in Lender's reasonable judgment, have a material adverse effect on the Collateral.

                (f) Borrower acknowledges and agrees that if the Ground Lease or Sublease is for any reason whatsoever terminated prior to the expiration of its term and, if pursuant to any provision of the Ground Lease or Sublease or otherwise, Lender or its designee shall acquire from the landlord under the Ground Lease or the Sublease a new lease or other agreement for the use of the property covered by the Ground Lease or Sublease, Borrower shall have no right, title or interest in or to such new lease or other agreement or the estate created thereby.

                (g) Borrower shall from time to time upon the written request of Lender cooperate with Lender and deliver to Lender estoppel certificates from the landlord and tenant under the Ground Lease and the Sublease in form and substance acceptable to Lender.

        5.35    LANDLORD'S BANKRUPTCY.

                (a) Borrower acknowledges that pursuant to Section 365 of the Bankruptcy Reform Act of 1978 (as the same may be amended from time to time, "BANKRUPTCY ACT") it is possible that a trustee in bankruptcy of the landlord under the Ground Lease or the Sublease, or such landlord as a debtor-in-possession, could reject the Ground Lease or the Sublease, in which case the affected Borrower, as tenant, would have the election described in
Section 365(h) of the Bankruptcy Act (which election, as the same may be amended from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the "ELECTION") to treat the Ground Lease or the Sublease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Ground Lease or Sublease, as the case may be, and any renewal or extension thereof that is enforceable by the tenant under applicable nonbankruptcy law. The affected Borrower shall not exercise the Election without the prior written consent of Lender, which consent may be withheld, conditioned or delayed for any reason in Lender's sole and absolute discretion. Borrower acknowledges that since the Ground Lease and the Sublease are each a primary part of the security for the Debt, it is not anticipated that Lender would consent to termination of the Ground Lease or the Sublease.

                (b) In order to secure the covenant made in this Section and as security for the Debt, Borrower assigns the Election and all rights related thereto to Lender. Borrower acknowledges and agrees that the foregoing assignment of the Election and related rights is one


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

of the rights which Lender may use in order to protect and preserve the other rights and interests of Lender under this Loan Agreement and the other Loan Documents. Borrower agrees that exercise of the Election in favor of preserving the right to possession under the Ground Lease or the Sublease, as applicable, shall not be deemed to constitute a taking or sale of the Property by Lender and shall not entitle Borrower to any credit against the Debt.

                (c) Borrower acknowledges and agrees that in the event the Election is exercised in favor of the affected Borrower remaining in possession, such Borrower's resulting rights under the Ground Lease and the Sublease, as adjusted by the effect of Section 365 of the Bankruptcy Act, shall then be part of the Property and shall be subject to the Liens created by this Loan Agreement, the Mortgage and the other Loan Documents. The Liens in favor of Lender under this Loan Agreement, the Mortgage and the other Loan Documents shall attach to all of Borrower's rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including, without limitation, all of Borrower's rights to remain in possession of the Property.

        5.36    BORROWER'S (TENANT'S) BANKRUPTCY.

                (a) If there shall be filed by or against either Borrower a petition under the Bankruptcy Act, and Borrower, as the tenant under the Ground Lease or the Sublease, shall determine to reject the Ground Lease or the Sublease pursuant to Section 365(a) of the Bankruptcy Act, then Borrower shall give Lender not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Ground Lease or the Sublease. Lender shall have the right, but not the obligation, to serve upon Borrower within such 10-day period a notice stating that (i) Lender demands that Borrower assume and assign the Ground Lease or the Sublease, or both, to Lender pursuant to Section 365 of the Bankruptcy Act and (ii) Lender agrees to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease, the Sublease or both. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Ground Lease or the Sublease, shall (if required by applicable law) seek the approval of the presiding court to such assignment and assumption and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to (if required by applicable law) approval of such court and to the performance by Lender of the agreement provided for in clause (ii) of the preceding sentence.

                (b) Effective upon the entry of an order for relief in respect of Borrower under the Bankruptcy Act, Borrower hereby assigns and transfers to Lender a non-exclusive right to apply to the bankruptcy court under
Section 365(d)(4) of the Bankruptcy Act for an order extending the period during which the Ground Lease and the Sublease may be rejected or assumed.

        5.37 PILOT AGREEMENT. With respect to the PILOT Agreement, Borrower agrees as follows:

                (a) Behringer LLC shall perform all obligations of the "Entity" under the PILOT Agreement and under any statute, ordinance, rule or regulation relating to the PILOT


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

Agreement, and shall not to cause or permit any breach by Behringer LLC thereof, and shall enforce the obligations of the Authority under the PILOT Agreement to the end that Behringer LLC may enjoy all the rights granted under the PILOT Agreement. If Behringer LLC shall default under the PILOT Agreement or if Lender shall receive notice of any default by Behringer LLC under the PILOT Agreement, Lender may, at its option but without any obligation to do so, take any action necessary or desirable to cure any such default, Lender being authorized to enter upon the Property for such purposes with or without notice and without becoming a mortgagee in possession. Borrower shall, within thirty (30) days of demand (or upon demand if an Event of Default has occurred), pay to Lender all costs of Lender incurred in curing any such default, together with interest on such costs from the date of expenditure until said sums have been paid, at the Default Rate.

                (b) Borrower shall give prompt notice (and in any event within five (5) Business Days after becoming aware of the same) to Lender of (x) any default by any party under the PILOT Agreement (which shall include, but not be limited to, copies of any default notices sent or received under the PILOT Agreement or received by Borrower), and (y) (i) any litigation or arbitration with respect to the PILOT Agreement, or (ii) any action or proceeding to terminate or otherwise enforce the PILOT Agreement. Borrower shall furnish to Lender all information that it may reasonably request concerning the performance by Behringer LLC of Behringer LLC's obligations under the PILOT Agreement.

                (c) Borrower shall not terminate or surrender the PILOT Agreement or take action to or agree to terminate or surrender or consent to a termination or surrender of the PILOT Agreement without the prior written consent of Lender. The terms of the PILOT Agreement may not be modified, amended, supplemented, waived or released by Behringer LLC, or terminated or subordinated to any mortgage, agreement, lease or other interest, without the prior written consent of Lender. Lender agrees that it shall not unreasonably withhold, condition or delay its consent to any proposed amendment or modification of the PILOT Agreement which is requested by Borrower so long as
(i) such amendment or modification does not limit or otherwise adversely affect Lender's liens, rights, protection and claims under the other Loan Documents or the priority, validity or enforceability thereof, (ii) the PILOT Agreement continues to cover and relate to the Property and no other property, and (iii) such amendment or modification would not, in Lender's reasonable judgment, have a material adverse effect on the Collateral.

        5.38 BORROWER'S NOTE. With respect to the Borrower's Note, Borrower agrees to pay all sums due under such note when due. Borrower shall give prompt notice (and in any event within five (5) Business Days after becoming aware of the same) to Lender of (i) any default by any party under the Borrower's Note (which shall include, but not be limited to, copies of any default notices sent or received under the Borrower's Note or received by Borrower), (ii) any litigation or arbitration with respect to the Borrower's Note, and (iii) any action or proceeding to enforce the Borrower's Note. Borrower shall furnish to Lender all information that it may reasonably request concerning the performance by Borrower of Borrower's obligations under the Borrower's Note. Borrower shall not amend or modify, or take action to amend or modify, the Borrower's Note or the indebtedness evidenced by the Borrower's Note or to secure the indebtedness covered by the Borrower's Note without, in each case, the prior written consent of Lender.


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

6.      NOTICES AND REPORTING

        6.1 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Citigroup Global Markets Realty Corp., 388 Greenwich St., Floor 11, New York, NY 10013, Attention: Paul Schuler, Telecopier (212) 816-1299, with a copy to: Sidley Austin LLP, One South Dearborn St., Chicago, IL 60603, Attention: Charles Schrank, Telecopier: (312) 853-7036; if to Borrower: c/o the Borrower's Designee, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, to the attention of each Borrower, Telecopier: (214) 655-1610. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

        6.2 BORROWER NOTICES AND DELIVERIES. Each Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any such Borrower which might materially adversely affect such Borrower's condition (financial or otherwise) or business or the Property; (ii) any material adverse change in such Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which such Borrower has knowledge; and (b) furnish and provide to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender within the possession or reasonable control of Borrower. In addition, after request by Lender (but no more frequently than twice in any year), (x) Borrower shall furnish to Lender within ten days, a certificate addressed to Lender, its successors and assigns reaffirming (to the best of their knowledge) all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) Borrower shall use commercially reasonable efforts to furnish to Lender within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

        6.3     FINANCIAL REPORTING.

                6.3.1 BOOKKEEPING. Each Borrower shall keep on a calendar year basis, in accordance with GAAP (or federal income tax basis of accounting, consistently applied), proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts relating to the Property at the office of Manager or other


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

Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                6.3.2 ANNUAL REPORTS. Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of each Borrower's annual financial statements audited (if Lender requires for such statements for any year by notice delivered no later than October 31 of the calendar year in question; in the absence of such Lender requirement such statements need not be audited) by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP (or federal income tax basis of accounting, consistently applied) and containing balance sheets and statements of profit and loss for such Borrower and the Property in such detail as Lender may request. Each of such financial statements (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of the Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP(or federal income tax basis of accounting, consistently applied) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

                6.3.3 MONTHLY/QUARTERLY REPORTS. Borrower shall furnish to Lender within 30 days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP (or federal income tax basis of accounting, consistently applied) to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender;
(ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) intentionally omitted; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property. Each such statement shall be accompanied by an Officer's Certificate certifying that to the best of such officer's knowledge, (1) that such items are true, correct, accurate, and complete and fairly present the financial


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

condition and results of the operations of Borrower and the Property in accordance with GAAP (or federal income tax basis of accounting, consistently applied) (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

                6.3.4 OTHER REPORTS. Subject to the provisions of Section 6.3.2, Borrower shall furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

                6.3.5 ANNUAL BUDGET. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within 30 days after a Cash Trap Period commences and by December 15th of each year thereafter during the Term until such Cash Trap Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the "ANNUAL BUDGET", and each Annual Budget approved by Lender is referred to herein as the "APPROVED ANNUAL BUDGET")), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "APPROVED OPERATING BUDGET"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "APPROVED CAPITAL BUDGET"). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

7.      INSURANCE; CASUALTY; AND CONDEMNATION

        7.1     INSURANCE.

                7.1.1 COVERAGE. Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term all insurance required to be maintained under the Ground Lease and the Sublease and the following policies of insurance:

                (a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including fire, lightning, vandalism, and malicious mischief, boiler and machinery and, if required by Lender in accordance with subsections (b) or (i) below, flood and/or earthquake coverage, and subject to subsection (j) below, coverage for damage or destruction caused by the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which


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

insurance for demolition and increased cost of construction may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation and in any event in such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $10,000 or 5% of the Net Operating Income per occurrence, (iii) be paid annually in advance and
(iv) contain an agreed amount replacement cost endorsement with a waiver of depreciation, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Loss Payee on a Standard Mortgagee Endorsement.

                (b) Flood insurance if any part of the Improvements or (whether or not constituting Improvements) the paved parking area or parking garage included in the Property is now or hereafter located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as is agreed by Lender and
(ii) have a maximum permissible deductible of $3,000.

                (c) Public liability insurance, including (i) "Commercial General Liability Insurance", (ii) "Owned", "Hired" and "Non Owned Auto Liability"; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims with no deductible. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents), "Products" and "Completed Operations Liability" coverage.

                (d) Rental loss and/or business interruption insurance (i) with Lender being named as "Lender Loss Payee", and (ii) in an amount equal to one hundred percent (100%) of the projected Rents from the Property for not less than a 24 month period commencing at the time of loss until repairs are completed with reasonable speed and diligence plus a post-repair completion extended period of indemnity such that the continued loss of income will be insured until the Property is restored and such income returns to the same level it was at prior to the loss, or the expiration of not less than such 24 month period from the time of loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

                (e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the greater of (i)


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

$2,000,000 and (ii) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation).

                (f) Worker's compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

                (g) During any period of repair or restoration, builder's "all-risk" insurance on the so-called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

                (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

                (i) Such other insurance (including environmental liability insurance, earthquake (but only if a future seismic study indicates a PML in excess of 20%) insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

                (j) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the "Full Replacement Cost" of the Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the "Full Replacement Cost" of the Property; provided that such coverage is available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option
(1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) "TERRORISM PREMIUM CAP" means an amount equal to 100% of the aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.1.1(a) for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy required by subsection
(a) above, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) and (ii) "CONSUMER PRICE INDEX" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto
(i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a "QUALIFIED CARRIER") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

                7.1.2 POLICIES. All policies of insurance (the "POLICIES") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender, or in lieu of delivering originals of the Policies, Borrower may, on an annual basis, deliver Acord evidences of coverages or the equivalent, as adequate proof of coverage; provided, however, if at any time, Lender requests carrier certification of Policies, Borrower shall deliver such certification within ten (10) days of Lender's request therefor; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "INSURANCE Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the


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payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower do not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

        7.2     CASUALTY.

                7.2.1 NOTICE; RESTORATION. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available (unless Lender has breached its obligation (if any) to make such insurance proceeds available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

                7.2.2 SETTLEMENT OF PROCEEDS. If a Casualty covered by any of the Policies (an "INSURED CASUALTY") occurs where the loss does not exceed $250,000, provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the "PROCEEDS"). In the event of an Insured Casualty where the loss exceeds $250,000 (a "SIGNIFICANT Casualty"), Borrower may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) unless either (i) an Event of Default has occurred and is continuing or
(ii) the loss equals or exceeds $1,000,000, in which either such case Lender may, in its sole discretion, settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance


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carriers are sufficient to pay 100% of the cost of fully restoring the
Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

        7.3     CONDEMNATION.

                7.3.1 NOTICE; RESTORATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available (unless Lender has breached its obligation (if any) to make such Award available pursuant to Section 7.4.1), shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

                7.3.2 COLLECTION OF AWARD. If a Condemnation occurs where the award or payment in respect thereof (an "Award") does not exceed $250,000 or which results in the taking of 5% or less of the Property, provided no Event of Default has occurred and is continuing, Borrower may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, not to be unreasonably withheld, provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the Award. In the event of a Condemnation where the Award is in excess of $250,000 or which results in the taking of more than 5% of the Property, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain such Award and to make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Borrower (unless an Event of Default is continuing, in which case, Borrower's prior consent shall not be required), not to be unreasonably withheld (which shall be deemed consented to if Borrower fails to respond to any request for consent therefor within 10 days' of request). Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

        7.4     APPLICATION OF PROCEEDS OR AWARD.


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

                7.4.1 APPLICATION TO RESTORATION. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the 25% of the unpaid Principal, (ii) in the reasonable judgment of Lender, the Property can be restored within nine months after all applicable restoration permits have been obtained, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt, (iii) less than (x) 30%, in the case of an Insured Casualty or (y) 15%, in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least 65% of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to pay for or reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the "Restoration"), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service, as reasonably determined by Lender.

                7.4.2 APPLICATION TO DEBT. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal. Notwithstanding anything to the contrary contained herein, if any Proceeds or Award are not required to be made available for a Restoration and are retained and applied by Lender toward the payment of the Debt, Borrower may prepay the entire outstanding Principal without payment of any Yield Maintenance Premium provided that (x) such prepayment is made within 90 days after Lender applies such Proceeds or Award to the Debt and (y) together with such prepayment, Borrower pay to Lender all accrued and unpaid interest and all other sums payable under the Loan Documents.


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

                7.4.3 PROCEDURE FOR APPLICATION TO RESTORATION. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration,
(ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration (or such additional funds are irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose), (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower's expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

8.      DEFAULTS

        8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

                (a) any portion of the Debt is not paid when due or any other amount under Section 3.11(a)(i) through (vii) is not paid in full on each Payment Date (provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default);

                (b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrower's right to contest Taxes in accordance with Section 5.2;

                (c) the Policies are not kept in full force and effect, or are not delivered to Lender pursuant to Section 7.1.2(v) within 10 days after request;

                (d)     a Transfer other than a Permitted Transfer occurs;


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

                (e) any representation or warranty made by any Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;
(f) any Borrower or Guarantor shall (i) make an assignment for the benefit of creditors, or (ii) shall generally not be paying its debts as they become due;

                (g) a receiver, liquidator or trustee shall be appointed for any Borrower or Guarantor; or any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower or Guarantor shall be instituted; provided however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

                (h)     any Borrower breaches any covenant contained in Sections
5.12.1 (a) - (f), 5.13, 5.15, 5.22 (other than failure to pay trade payables within 60 days if due to lack of available funds), 5.25, or 5.28;

                (i) except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender (if such consent is required pursuant to the terms of this Agreement);

                (j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

                (k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

                (l) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower's counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

                (m)     if Key Principal fails to Control (as defined in clause
(ii) of the defined term "Control" in Section 1.1) the Manager and the day to day management and operations of the Property (unless the Manager is replaced with a successor manager in accordance with and subject to satisfaction of the terms and conditions set forth in Section 5.12.2);

                (n) if Borrower fails to pay any amount payable pursuant to any of the Condominium Documents when due and payable in accordance with the provisions thereof and such failure continues for ten (10) days after written notice thereof to Borrower;


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

                (o)     if a Condominium Default occurs;

                (p) failure by Borrower to either deposit the Lease Termination Payment or, if applicable, provide any Lease Termination Letter of Credit as required under Section 3.14;

                (q) if (i) any of the Ground Lease, the Sublease, or the PILOT Agreement is modified, amended or terminated except in accordance with this Loan Agreement, or (ii) any material default occurs under the Ground Lease, the Sublease, or the PILOT Agreement that remains uncured beyond any applicable notice and cure periods or which would allow any other party to terminate the Ground Lease, the Sublease, or the PILOT Agreement;

                (r) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document, not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 60 days.

        8.2     REMEDIES.

                8.2.1 ACCELERATION. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter during the continuance of such Event of Default, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph
(f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

                8.2.2 REMEDIES CUMULATIVE. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be


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

cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

                8.2.3 SEVERANCE. During the continuance of an Event of Default Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

                8.2.4 DELAY. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

                8.2.5 LENDER'S RIGHT TO PERFORM. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall


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

bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure. Additionally, during the continuance of an Event of Default, Lender shall have the right, but not the obligation, to make any Protective Advance (hereinafter defined) (provided, however, that Lender will only make such Protective Advance from its own funds if there are insufficient funds in the Cash Management Accounts), and the same shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. As used herein, "PROTECTIVE ADVANCE" means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), maintenance costs, insurance premiums, operating expenses, trade payables or other items with respect to the Property (including capital items) reasonably necessary to protect the Property or any other security given for the Loan or to preserve any of Lender's rights or remedies under the Loan Documents.

9.      SPECIAL PROVISIONS

        9.1     SALE OF NOTE AND SECONDARY MARKET TRANSACTION.

                9.1.1 GENERAL; BORROWER COOPERATION. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgage (each such sale, assignment, participation and/or securitization is referred to herein as a "SECONDARY MARKET TRANSACTION"). In connection with any Secondary Market Transaction, Borrower shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other information with respect to the Property, Borrower and their Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to clauses (i) and (ii) of this paragraph (a) being called the "PROVIDED INFORMATION"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) at Borrower's expense, cause counsel to render opinions as to non-consolidation (which may be an update of an existing non-consolidation opinion) and any other opinion customary in securitization transactions with respect to the Property, Borrower and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the


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Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower's organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in changes to Loan terms adverse to Borrower or require Borrower to incur any additional liabilities. Borrower's cooperation obligations set forth herein shall continue until the Loan has been paid in full.

                9.1.2 USE OF INFORMATION. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                9.1.3 BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS. In connection with a Disclosure Document, Borrower shall, if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Property Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in this Section 9.1.3, nothing contained herein shall impose liability upon Borrower for any losses, claims, damages or liability arising out of or based upon an untrue statement of any material fact contained in any statement, report or document provided to Lender on behalf of Borrower by a party who is not an Affiliate of a Borrower (a "THIRD PARTY REPORT"), unless Borrower had actual knowledge at the time Borrower provided such statement, report or document to Lender that such Third Party Report contains such untrue statement.

                9.1.4 BORROWER INDEMNITY REGARDING FILINGS. In connection with filings under the Exchange Act, Borrower shall (i) indemnify Lender, the Citigroup Group and the Underwriter Group for any Liabilities to which Lender, the Citigroup Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Citigroup Group or the Underwriter Group for any legal or other expenses actually incurred by


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Lender, Citigroup Group or the Underwriter Group in connection with defending or investigating the Liabilities. Notwithstanding anything to the contrary contained in this Section 9.1.4, nothing contained herein shall impose liability upon Borrower for any Liabilities arising out of or based upon an untrue statement of any material fact contained in any Third Party Report, unless Borrower had actual knowledge at the time Borrower provided such statement, report or document to Lender that such Third Party Report contains such untrue statement.

                9.1.5 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 9.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

                9.1.6 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Citigroup Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted;
(ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.


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

                9.1.7 SEVERANCE OF LOAN. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (I.E., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (I.E., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrower (and Borrower's constituent members, if applicable, and Guarantor) shall execute within seven (7) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

        9.2 COSTS AND EXPENSES. Notwithstanding anything to the contrary contained in this Article 9, Borrower shall not be required to incur out-of-pocket expenses in the performance of their obligations under Sections
9.1.1 (other than with respect to the delivery or update of non-consolidation opinions), 9.1.2 and clause (a) of Section 9.1.3 and 9.1.7.

        9.3     CONDOMINIUM PROVISIONS.

                (a) Borrower shall not (i) modify or amend any material terms and provisions of (A) the Condominium Documents (except for minor, nonsubstantial changes to cure an ambiguity or correct a scrivener's error), or
(B) terminate any of the Condominium Documents, in each case, without the prior written consent of Lender, which consent shall not be unreasonably withheld,
(ii) make any election regarding material matters without the prior written consent of Lender, which consent shall not be unreasonably withheld, or (iii) fail to follow the directions of Lender (A) with respect to a proposed modification or amendment described in clause (i) above or (B) in connection with an election described in clause (ii) above.

                (b) Borrower shall pay when due and payable all assessments, common charges and other charges payable by Borrower under the Condominium Documents and shall perform as and when due each of its obligations under the Condominium Documents in accordance with their respective terms, and shall not cause or suffer to occur any breach or default by Borrower in any of such obligations. Subject to Section 9.3(a), Borrower shall keep and maintain each of the Condominium Documents in full force and effect.

                (c) Borrower hereby assigns, conveys and mortgages to Lender, as further and additional security for the Loan and Borrower's obligations under this Agreement, all of the rights and benefits accruing to Borrower under the Condominium Documents with respect to the Property, including, without limitation, (i) any right of Borrower to amend, modify or terminate


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any of the Condominium Documents, (ii) any right of Borrower to terminate the condominium regime, including, without limitation, as a result of condemnation or casualty, (iii) any rights and powers delegated to Borrower by any association established pursuant to the Condominium Documents (the "ASSOCIATION"), and (iv) any right of Borrower to determine whether or not the improvements will be restored or repaired following a fire or other casualty. If Lender, its nominee, designee, successor, or assignee acquires title to one or more of the condominium units which comprise the Property by reason of foreclosure of the Mortgage, deed-in-lieu of foreclosure or otherwise, Lender, its nominee, designee, successor, assign or such purchaser, shall (x) succeed to all of the rights of and benefits accruing to Borrower under the Condominium Documents with respect to the Property, (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Condominium Documents with respect to the Property, and (z) have the immediate right to remove any and all managers, members, directors, trustees and/or officers of the Association appointed by Borrower, and thereupon Lender, its nominee, designee, successor or assignee shall have the right to appoint managers, members, directors, trustees and/or officers of the Association, in replacement for those managers, trustees, members, directors and/or officers so removed. At such time as Lender shall request, Borrower agrees to execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to insure that, to the extent possible, the provisions of this Section will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with any interest, in its name and stead to make and execute on behalf of Borrower any documents necessary to validly and legally carry out the rights granted to Lender under the terms of this paragraph, Borrower ratifying all that its said attorney shall do by virtue thereof. In addition, Borrower covenants and agrees to give to Lender prompt notice of any notice of special assessment relating to any of the condominium units which comprise the Property received by Borrower. Borrower hereby assigns to Lender, as further and additional security for the Debt and Borrower's obligations hereunder, all of Borrower's right to make rules and regulations for the Association and Borrower hereby covenants and agrees not to make or cause to be made any rules or regulations (except as may be required to ensure compliance with applicable law), and not to consent or acquiesce to any rules and regulations (except as may be required to ensure compliance with applicable law) being made without in all cases first obtaining the prior written consent of Lender thereto which shall not be unreasonably withheld or delayed.

                (d) As between Borrower and Lender, the provisions of this Agreement with respect to the application of insurance proceeds and condemnation awards shall apply to the Property as provided herein, notwithstanding the submission of the Property to the Condominium Law. Without limiting the generality of the foregoing, Borrower, for and on behalf of itself and its direct and indirect successors and assigns as owner(s) of the condominium units which comprise the Property in the condominium regime, (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees or managers of the Association and/or the owners of the condominium units rights in the event of a casualty or a condemnation which are inconsistent with the provisions of this Agreement and (ii) except to the extent otherwise expressly required under the Condominium Documents with respect to a casualty or condemnation affecting the Common Elements and subject to the rights of the owners of the other units in the Condominium with respect to condemnation proceeds in connection with a condemnation affecting more than one unit in the Condominium, expressly agrees to the


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application of the insurance proceeds and condemnation awards in accordance with the provisions of this Agreement. To the extent of any conflict between Article
7 and this Section 9.3(d), Section 9.3(d) shall control.

                (e) If any Condominium Default (as hereinafter defined) shall occur and be continuing, then, in the event that Borrower fails to remedy such Condominium Default within a period of fifteen (15) days following the earlier to occur of (i) receipt of written notice from Lender of such Condominium Default or (ii) the date Borrower obtains knowledge of such Condominium Default, and subject to the terms and conditions of the applicable Condominium Documents, Lender may (but shall not be obligated to) take any action that Lender deems reasonably necessary to cure such Condominium Default, including, without limitation, (w) performance or attempted performance of Borrower's obligations under the applicable Condominium Documents, (x) curing or attempting to cure any Condominium Default, (y) mitigating or attempting to mitigate any damages or consequences of the same and (z) entry upon the Property for any or all of such purposes. Upon Lender's request, Borrower shall submit evidence reasonably satisfactory to Lender of payment or performance of any of its obligations under each of the Condominium Documents. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary for any such purpose, and Borrower shall pay to Lender within ten (10) Business Days after the written demand of Lender all such sums so paid or expended by Lender pursuant to this Section, together with interest thereon from the date of expenditure at the Default Rate.

                (f) Subject to the provisions of Section 9.3(a) and 9.3(c) above, Borrower will do all things necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Property from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the material rights granted to it as a party to the Condominium Documents.

                (g) Borrower will (i) promptly notify Lender of the receipt by Borrower of any notice from the Association or the owner of any other unit in the condominium covering the Property, asserting or claiming a default by Borrower thereunder or lack of compliance by Borrower with the Condominium Documents, (ii) promptly notify Lender of the receipt by Borrower of any notice or request from the Association or owner of any unit of the termination or purported termination of the Condominium Documents or to withdraw the Property from condominium ownership pursuant to applicable law or to seek any action for partition, (iii) promptly notify Lender of the receipt by Borrower of any notice or request from the Association or owner of any unit of the material modification or change or proposed material modification or change of the Condominium Documents and (iv) promptly cause a copy of each such notice or request received by Borrower from the Association or any unit owner, or from a lender or a mortgagee on such other unit, to be delivered to Lender. Borrower will permit Lender to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Lender shall not be obligated so to do). Borrower will promptly deliver to Lender a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.


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

                (h) Borrower will, within twenty (20) days after demand from Lender, obtain, if and to the extent that Borrower is entitled to the same under the Condominium Documents, and otherwise request from and make good faith efforts to obtain, from the Association and deliver to Lender a duly signed and acknowledged certificate (signed also by Borrower) that the Condominium Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with this Agreement, that the Condominium Documents are in full force and effect as modified and that there have been no other modifications), stating the dates to which the assessments, common charges and other charges payable under the Condominium Documents have been paid and stating whether to the certifying party's and Borrower's knowledge, Borrower is in compliance with the Condominium Documents, or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. Borrower will, promptly upon receipt thereof, furnish Lender with a copy of all notices and statements, however characterized, issued by the Association or relating to the Condominium Documents, including without limitation, financial statements and projected budgets.

                (i) Borrower hereby represents and warrants to Lender as follows:

                (1) To Borrower's knowledge, Borrower has delivered true, complete and correct copies of each of the Condominium Documents to Lender and the same have not been modified, amended or assigned, and to Borrower's knowledge, there are no other material condominium-related agreements or documents affecting Borrower's interest in the Property; and

                (2) To Borrower's knowledge, each of the Condominium Documents is in full force and effect and, to Borrower's knowledge, no Condominium Default exists or has occurred on the part of Borrower or on the part of any other party to any of the Condominium Documents.

                (j) The occurrence of one or more of the following events (each such event, a "CONDOMINIUM DEFAULT") shall constitute an Event of Default hereunder:

                (1)     Any breach by Borrower of SECTION 9.3(A) above;

                (2) If Borrower fails to comply with any of the applicable terms, covenants and conditions on Borrower's part to be complied with pursuant to the Condominium Documents and such failure shall continue beyond any applicable cure period provided for in the Condominium Documents;

                (3) If any provision of the applicable statutes pursuant to which the Condominium was established or any section, sentence, clause, phrase or word or the application thereof in any circumstance, is held invalid and such invalidity shall adversely affect the lien of the Mortgage or the rights of Lender under the Note, this Agreement, the Mortgage or any of the other Loan Documents;

                (4) If the Condominium shall become subject to any action for partition commenced by any unit owner and said action has not been dismissed within thirty (30) days after commencement thereof unless Borrower, at its own expense, promptly and in


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

        good faith with due diligence works to dismiss said action, in which case Borrower shall have a period not to exceed sixty (60) days to dismiss said action;

                (5) If the Association (or, if such rights and powers have been delegated by the Association, the party(ies) to which such rights and powers have been delegated by the Association) fails (A) to maintain the Common Elements, in good condition and repair, (B) to promptly comply with all laws, orders, and ordinances affecting the Condominium, including the Common Elements, or the use thereof, (C) to promptly repair, replace or rebuild any part of the Common Elements, which may be damaged or destroyed by any casualty or which may be affected by any condemnation or similar proceeding, or (D) to complete and pay for, within a reasonable time, any structural improvements or other structure that constitutes a portion of the Common Elements at any time in the process of construction or repair (to the extent that the Association is authorized to so maintain, repair, replace, rebuild and complete the Condominium, including the Common Elements, by the Condominium Documents), and such failure shall continue for a period of sixty (60) days after written notice from Borrower thereof is delivered to the Association specifying such failure and requiring the same to be remedied;

                (6) If Borrower fails to maintain the Property as a condominium under the provisions of the Condominium Act, except as otherwise expressly permitted under this Agreement; or

                (7) If the Condominium regime is terminated for any reason without Lender's prior written consent, except as otherwise expressly permitted under this Agreement.

        9.4 MEZZANINE LOAN. Lender agrees to permit owner(s) of direct or indirect equity interests in Borrower (the "MEZZANINE BORROWER", provided however that in no event shall any entity required hereunder to be a Single Purpose Bankruptcy Remote Entity be a Mezzanine Borrower) to obtain a mezzanine loan (the "MEZZANINE LOAN"), subject to satisfaction of the following conditions (provided that no more than one Mezzanine Loan shall be permitted during the term of the Loan):

                (a)     no Event of Default shall exist;

                (b) the Mezzanine Loan may be secured by a pledge by Mezzanine Borrower of such Mezzanine Borrower's direct or indirect equity interest in Borrower, but not by the Property or any assets of Borrower or of any other entity required hereunder to be a Single Purpose Bankruptcy Remote Entity, and neither Borrower nor any other entity required hereunder to be a Single Purpose Bankruptcy Remote Entity shall in any way be obligated in connection with the Mezzanine Loan (except for non-monetary obligations reasonably acceptable to Lender that are customary in connection with mezzanine loans involving securitized senior loans);

                (c) if a Secondary Market Transaction has occurred, Borrower shall have obtained (and delivered to Lender) a Rating Comfort Letter with respect to the proposed Mezzanine Loan;

                (d) the Mezzanine Loan lender (the "MEZZANINE LENDER") shall be an Acceptable Mezzanine Lender;

                (e) the Mezzanine Lender shall, upon Lender's request, execute a subordination and standstill intercreditor agreement (the "INTERCREDITOR AGREEMENT") in form approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed so long as the Intercreditor Agreement is otherwise in conformance with Rating Agency approved forms for intercreditor agreements;

                (f) the Net Operating Income of the Property, as reasonably determined by Lender for the 12 month period then most recently ended, is sufficient to satisfy an aggregate projected debt service coverage ratio (based on the aggregate of the debt service on the Loan and the Mezzanine Loan) of at least 1.10:1.00;

                (g) Lender shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) the loan documents evidencing and securing the Mezzanine Loan;

                (h) the maturity of the Mezzanine Loan shall be no earlier than the Maturity Date;

                (i) the Property value, as determined by Lender based on a FIRREA appraisal dated not more than six (6) months prior to the date of the Mezzanine Loan and otherwise reasonably acceptable to Lender, prepared, at Borrower's expense, on behalf of Lender by an appraiser reasonably approved by Lender which is a member of the Appraisal Institute with substantial experience in appraising properties similar to the Property is sufficient to satisfy an aggregate loan-to-value ratio (based on the aggregate balances of the Loan and the Mezzanine Loan) not in excess of 80%;

                (j) Mezzanine Loan payments shall be made solely from excess Property cash flow distributed by the Borrower to its owners after payment of all debt service and reserve payments under the Loan and operating expenses for the Property or from other funds of Mezzanine Borrower; and

                (k) Borrower shall enter into such amendments or supplements to the Loan Documents as Lender may require in order to establish a hard lock box and cash management arrangement whereby Property cash flow is deposited and applied, through Lender-controlled accounts, first to debt service and reserves required under the Loan, then to fund operating expenses, prior to any distributions of excess Property cash flow to the Borrower's owners for payments upon the Mezzanine Loan.

Borrower shall pay or reimburse to Lender all Rating Agency fees and all reasonable costs and expenses incurred by Lender, including fees and expenses of Lender's counsel, in connection with the review and documentation concerning the Mezzanine Loan regardless of whether such Mezzanine Loan is closed.

        9.5 LETTERS OF CREDIT. Each Letter of Credit delivered by Borrower under this Agreement shall be additional security for the payment of the Debt. In the event Lender


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

transfers any Letter of Credit to any successor or assignee of Lender, and the issuer of the Letter of Credit charges a fee in connection with such transfer, Borrower shall pay or reimburse Lender for such transfer fee.

10.     MISCELLANEOUS

        10.1 EXCULPATION. (a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against a Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) (collectively, "LENDER'S LOSSES") arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "BORROWERS' RECOURSE LIABILITIES"): (a) fraud or intentional misrepresentation by any Borrower, or Guarantor in connection with obtaining the Loan; (b) physical waste of the Property or any portion thereof (other than acts committed by a third party non-affiliated property manager), or after an Event of Default the removal or disposal of any portion of the Property (other than acts committed by a third party non-affiliated property manager); (c) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (other than acts committed by a third party non-affiliated property manager) (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); (d) all Rents of the Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (other than acts committed by a third party non-affiliated property manager) (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding


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

in which such Borrower is legally prevented from directing the disbursement of such sums); (e) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by any Borrower for the benefit of another party (other than acts committed by a third party non-affiliated property manager); (f) the failure to pay Taxes, provided Borrowers shall not be liable (A) to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount and Lender failed to pay same or has elected not to pay the same pursuant to Section 3.3 or (B) Rents are insufficient to yield sufficient funds to pay such amounts; (g) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.30; (h) any representation or warranty made by Borrower in Section 4.25 shall be false or misleading in any material respect as of the date made, or the breach of the covenants set forth in Section 5.13 (other than a breach of any of the covenants described in clauses (x) and (xxi) (with respect to unsecured trade payables) set forth in the definition of "Special Purpose Bankruptcy Remote Entity" on Schedule 5, if the same occurs as a result of the economic performance of the Property); (i) any Borrower or any Guarantor of such Borrower or any of their direct or indirect Affiliates taking any action or making any omission intended or reasonably likely to hinder, delay, impair or prevent Lender in or from enforcing any and all of its rights and remedies under or pursuant to the Loan Documents or at law or in equity (unless the same is brought in good faith and is determined in favor of such Borrower or Guarantor pursuant to a final, non-appealable judgment of a court of competent jurisdiction); (j) the termination of the Management Agreement or the removal of the then-current Manager as property manager thereunder without Lender's consent.

                (b) Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrower(s) as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to the Borrower in an amount equal to the greater of (x) Lender's Losses arising out of or in connection with the following matters or (y) an amount equal to the unpaid balance of the Debt, in the event that one or more of the following occurs (each, a "SPRINGING RECOURSE EVENT"):
(i) an Event of Default described in Section 8.1(d) shall have occurred, (ii) the occurrence of any condition or event described in either Section 8.1(f)(i) (with respect to Borrowers only) or Section 8.1(g) (with respect to Borrower(s) only) (each, an "INSOLVENCY ACTION") and, with respect to such Insolvency Action described in Section 8.1(g), either any Borrower, Guarantor or any Person owning an interest (directly or indirectly) in any Borrower, or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such Insolvency Action or fails to contest such Insolvency Action, except in the event that any such party has a fiduciary or legal duty to take such action,
(iii) any involuntary bankruptcy proceeding is brought by any Borrower or its Guarantor or any of such Borrower's or its Guarantor's Affiliates against any other Borrower; (iv) if subsequent to the commencement of any voluntary bankruptcy proceeding with respect to any Borrower, any involuntary bankruptcy proceeding is brought by Lender against one or more Borrowers and any Borrower or such Borrower's Guarantor files any motion contesting the same; or (v) any Borrower, such Borrower's Guarantor or any Affiliate of


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

such Borrower brings or joins in any action or proceeding for the partition of the Property or any portion thereof or interest therein.

        10.2 BROKERS AND FINANCIAL ADVISORS. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan, other than NorthMarq Capital, Inc., whose fee shall be paid by Borrower. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

        10.3 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender, to the extent such actions are permitted to be taken pursuant to the terms of the Loan Documents, but only to the extent that Borrower are expressly required to pay such expenses pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, to the extent any matter described in this Agreement requires the consent or approval of the special servicer under the pooling and servicing agreement (or other similar agreement) entered into in connection with a Securitization, such special servicer shall be afforded a consent period for such matter equal to the greater of (i) the period of time given to Lender hereunder within which to consent or approve such matter, (ii) 15 Business Days (to the extent such 15 Business Day period is required under the terms of such pooling and servicing agreement).

        10.4 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

        10.5 LENDER'S DISCRETION. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

        10.6    GOVERNING LAW.


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

                (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.


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        10.7    MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

        10.8 TRIAL BY JURY. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

        10.9 HEADINGS/EXHIBITS. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

        10.10 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.11 PREFERENCES. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared


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to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

        10.12 WAIVER OF NOTICE. Borrower shall not (and no Borrower shall) be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

        10.13 REMEDIES OF BORROWER. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

        10.14 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

        10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have (including with respect to any Future Funding Obligation or any default or dispute relating thereto) against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

        10.16 PUBLICITY. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan


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Documents, the Loan, Lender or any member of the Citigroup Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender; provided however, that Lender's consent shall not be required by any Borrower, Borrower's Affiliates, or any broker dealer or investor representative related to the marketing or sale of any investment fund or investment trust managed by Borrower's Affiliates which disclosure is required under the Securities Act of 1933 or 1934 or to any potential purchaser of an interest in the Property. Lender shall have the right to issue any of the foregoing without any Borrower's approval.

        10.17 NO USURY. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        10.18 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

        10.19 NO THIRD PARTY BENEFICIARIES. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

        10.20 YIELD MAINTENANCE PREMIUM. Borrower acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to


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

the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agree that, except as expressly provided in Section 2.2.3, Section 2.3.2, Section 2.3.4 and Section 7.4.2 of this Agreement, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledge that (A) they are knowledgeable real estate developers and/or investors; (B) they fully understand the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower's obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledge that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

        10.21 ASSIGNMENT. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

        10.22 BORROWER'S DESIGNEE. Each Borrower hereby authorizes, designates and directs Borrower's Designee to give Lender directions of any kind, to take the actions or make such deliveries specified herein to be taken or delivered by Borrower's Designee (including under Sections 5.11, 6.3 and 9.1, and including with respect to any requisitions from any reserve accounts under Article 3) and to give and receive notices of any kind on behalf of such Borrower under this Agreement or any of the other Loan Documents. Any notice given by Lender to Borrower's Designee shall be deemed to have been given to each and every Borrower.

        10.23   INTENTIONALLY OMITTED.

        10.24 SET-OFF. IN ADDITION TO ANY RIGHTS AND REMEDIES OF LENDER PROVIDED BY THIS LOAN AGREEMENT AND BY LAW, LENDER SHALL HAVE THE RIGHT, WITHOUT PRIOR NOTICE TO ANY BORROWER, ANY SUCH NOTICE BEING EXPRESSLY WAIVED BY EACH BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW, UPON ANY AMOUNT BECOMING DUE AND PAYABLE BY ANY BORROWER HEREUNDER (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE) TO SET-OFF AND APPROPRIATE AND APPLY AGAINST SUCH AMOUNT ANY AND ALL DEPOSITS (GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR FINAL), IN ANY CURRENCY, AND ANY OTHER CREDITS, INDEBTEDNESS OR CLAIMS, IN ANY CURRENCY, IN EACH CASE WHETHER DIRECT OR INDIRECT, ABSOLUTE OR CONTINGENT,


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MATURED OR UNMATURED, AT ANY TIME HELD OR OWING BY LENDER OR ANY AFFILIATE
THEREOF TO OR FOR THE CREDIT OR THE ACCOUNT OF BORROWER. LENDER AGREES PROMPTLY TO NOTIFY BORROWER AFTER ANY SUCH SET-OFF AND APPLICATION MADE BY LENDER; PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY OF SUCH SET-OFF AND APPLICATION.

        10.25 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                BORROWER:

                                Woodcrest Road Urban Renewal, LLC, a New
                                Jersey limited liability company

                                By:  Behringer Harvard Woodcrest III, LLC
                                     a Delaware limited liability company, its
                                     sole member and manager

                                     By: _______________________________________
                                         Gerald J. Reihsen, III, Secretary


                                Woodcrest Road Associates, L.P., a Pennsylvania limited partnership

                                By:  Behringer Harvard Woodcrest I, LLC
                                     a Delaware limited liability company, its
                                     sole general partner

                                     By: _______________________________________
                                         Gerald J. Reihsen, III, Secretary




                                LENDER:

                                CITIGROUP GLOBAL MARKETS REALTY CORP., a
                                New York corporation


                                By: ____________________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________